Table of Contents

PART II — INFORMATION REQUIRED IN OFFERING CIRCULAR

Preliminary Offering Circular dated December 29, 2021

An Offering Statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the Offering Statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the Offering Statement in which such Final Offering Circular was filed may be obtained.

FORM 1-A

REGULATION A OFFERING CIRCULAR UNDER THE SECURITIES ACT OF 1933

MASTERBEAT CORP.

5178 Stefan Ridge Way

Buford, Georgia 30519

$10,000,000

UP TO 1,000,000,000 SHARES OF COMMON STOCK

Masterbeat Corp., a Delaware corporation (the “Company,” “Masterbeat,” “we,” “us,” and “our”), is offering up to 1,000,000,000 shares (“Shares”) of its common stock, par value of $0.0001 per share (“Common Stock”) on a “best efforts” basis without any minimum offering amount pursuant to Regulation A promulgated under the Securities Act of 1933, as amended (the “Securities Act”), for Tier 2 offerings (the “Offering”). We expect that the fixed initial public offering price per share of Common Stock will be priced between $0.0005 to $0.01 per share upon qualification of the Offering Statement of which this Offering Circular is a part by the United States Securities and Exchange Commission (“SEC”). See “SECURITIES BEING OFFERED” of this Offering Circular for more information.

This is a public offering of up to $10,000,000 in shares of Common Stock of Masterbeat Corp. at a price between $0.0005 and $0.01.

The offering price will be between $0.0005 and $0.01. The end date of the offering will be exactly 365 days from the date the Offering Circular is qualified by the SEC (unless extended by the Company, in its own discretion, for up to another 90 days).

Please be advised that due to the ownership of super voting rights by our management team in the form of Preferred Shares, your voting rights as a common shareholder will be substantially limited.

These securities are speculative securities. Investment in the Company’s stock involves significant risk. You should purchase these securities only if you can afford a complete loss of your investment. See the “Risk Factors” section on page 5 of this Offering Circular.

This Preliminary Offering Circular is following the offering circular format described in Part II of Form 1-A.

No Escrow

The proceeds of this offering will not be placed into an escrow account. We will offer our Common Stock on a best efforts basis. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

Subscriptions are irrevocable and the purchase price is non-refundable as expressly stated in this Offering Circular. All proceeds received by the Company from subscribers for this Offering will be available for use by the Company upon acceptance of subscriptions for the Securities by the Company.

The Company, by determination of the Board of Directors, in its sole discretion, may issue the Securities under this Offering for cash, promissory notes, services, and/or other consideration without notice to subscribers. The aggregate offering price will be based on the price at which the securities are offered for cash. Any portion of the aggregate offering price or aggregate sales attributable to cash received in a foreign currency will be translated into United States currency at a currency exchange rate in effect on, or at a reasonable time before, the date of the sale of the securities. If securities are not sold for cash, the aggregate offering price or aggregate sales will be based on the value of the consideration as established by bona fide sales of that consideration made within a reasonable time, or, in the absence of sales, on the fair value as determined by an accepted standard. Valuations of non-cash consideration will be reasonable at the time made.

Sale of these shares will commence within two calendar days of the qualification date and it will be a continuous Offering pursuant to Rule 251(d)(3)(i)(F).

This Offering will be conducted on a “best-efforts” basis, which means our Officers will use their commercially reasonable best efforts in an attempt to offer and sell the Shares. Our Officers will not receive any commission or any other remuneration for these sales. In offering the securities on our behalf, the Officers will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended.

This Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sales of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the laws of any such state.

Our Common Stock is traded in the OTCMarket Pink Open Market under the stock symbol “MSTO.”

Investing in our Common Stock involves a high degree of risk. See “Risk Factors“ beginning on page 5 for a discussion of certain risks that you should consider in connection with an investment in our Common Stock.

	Per Share	Total Maximum
Public Offering Price (1)(2)	$0.0005 to $0.01	$10,000,000
Underwriting Discounts and Commissions (3)	$0.00	$0
Proceeds to Company	$0.0005 to $0.01	$10,000,000

(1) We are offering shares on a continuous basis. See “Distribution – Continuous Offering”.

(2) This is a “best efforts” offering. The proceeds of this offering will not be placed into an escrow account. We will offer our Common Stock on a best efforts basis. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds. See “How to Subscribe.”

(3) We are offering these securities without an underwriter.

Our Board of Directors used its business judgment in setting a value from $0.0005 to $0.01 per share to the Company as consideration for the stock to be issued under the Offering. The sales price per share bears no relationship to our book value or any other measure of our current value or worth.

No sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or your net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS CONCERNING THE COMPANY OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR, AND IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

The date of this Offering Circular is December 29, 2021.

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this Offering Circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

In this Offering Circular, unless the context indicates otherwise, references to “Masterbeat Corp”, “we”, the “Company”, “our” and “us” refer to the activities of and the assets and liabilities of the business and operations of Masterbeat Corp.

PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS OFFERING CIRCULAR, OR OF ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE COMPANY OR ANY OF ITS EMPLOYEES, AGENTS OR AFFILIATES, AS INVESTMENT, LEGAL, FINANCIAL OR TAX ADVICE.

NASAA UNIFORM LEGEND

FOR RESIDENTS OF ALL STATES: THE PRESENCE OF A LEGEND FOR ANY GIVEN STATE REFLECTS ONLY THAT A LEGEND MAY BE REQUIRED BY THAT STATE AND SHOULD NOT BE CONSTRUED TO MEAN AN OFFER OR SALE MAY BE MADE IN A PARTICULAR STATE. IF YOU ARE UNCERTAIN AS TO WHETHER OR NOT OFFERS OR SALES MAY BE LAWFULLY MADE IN ANY GIVEN STATE, YOU ARE HEREBY ADVISED TO CONTACT THE COMPANY. THE SECURITIES DESCRIBED IN THIS OFFERING CIRCULAR HAVE NOT BEEN REGISTERED UNDER ANY STATE SECURITIES LAWS (COMMONLY CALLED ‘BLUE SKY’ LAWS).

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

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NOTICE TO FOREIGN INVESTORS

IF THE PURCHASER LIVES OUTSIDE THE UNITED STATES, IT IS THE PURCHASER’S RESPONSIBILITY TO FULLY OBSERVE THE LAWS OF ANY RELEVANT TERRITORY OR JURISDICTION OUTSIDE THE UNITED STATES IN CONNECTION WITH ANY PURCHASE OF THE SECURITIES, INCLUDING OBTAINING REQUIRED GOVERNMENTAL OR OTHER CONSENTS OR OBSERVING ANY OTHER REQUIRED LEGAL OR OTHER FORMALITIES. THE COMPANY RESERVES THE RIGHT TO DENY THE PURCHASE OF THE SECURITIES BY ANY FOREIGN PURCHASER.

Forward Looking Statement Disclosure

This Form 1-A, Offering Circular, and any documents incorporated by reference herein or therein contain forward-looking statements and are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this Form 1-A, Offering Circular, and any documents incorporated by reference are forward-looking statements. Forward-looking statements give the Company’s current reasonable expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as ‘anticipate,’ ‘estimate,’ ‘expect,’ ‘project,’ ‘plan,’ ‘intend,’ ‘believe,’ ‘may,’ ’should,’ ‘can have,’ ‘likely’ and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. The forward-looking statements contained in this Form 1-A, Offering Circular, and any documents incorporated by reference herein or therein are based on reasonable assumptions the Company has made in light of its industry experience, perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. As you read and consider this Form 1-A, Offering Circular, and any documents incorporated by reference, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (many of which are beyond the Company’s control) and assumptions. Although the Company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect its actual operating and financial performance and cause its performance to differ materially from the performance anticipated in the forward-looking statements. Should one or more of these risks or uncertainties materialize or should any of these assumptions prove incorrect or change, the Company’s actual operating and financial performance may vary in material respects from the performance projected in these forward-looking statements. Any forward-looking statement made by the Company in this Form 1-A, Offering Circular or any documents incorporated by reference herein speaks only as of the date of this Form 1-A, Offering Circular or any documents incorporated by reference herein. Factors or events that could cause our actual operating and financial performance to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Summary”, “Risk Factors”, “Management's Discussion and Analysis of Financial Condition and Results of Operations”, “Our Business” and elsewhere in this Offering Circular constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “anticipate”, “believe”, “could”, “estimate”, “expect”, “intend”, “may”, “plan”, “potential”, “should”, “will” and “would” or the negatives of these terms or other comparable terminology.

You should not place undue reliance on forward looking statements. The cautionary statements set forth in this Offering Circular, including in “Risk Factors” and elsewhere, identify important factors which you should consider in evaluating our forward-looking statements. These factors include, among other things:

•	The speculative nature of the business we intend to develop;

•	Our reliance on suppliers and customers;

•	Our dependence upon external sources for the financing of our operations, particularly given that there are concerns about our ability to continue as a “going concern;”

•	Our ability to effectively execute our business plan;

•	Our ability to manage our expansion, growth and operating expenses;

•	Our ability to finance our businesses;

•	Our ability to promote our businesses;

•	Our ability to compete and succeed in highly competitive and evolving businesses;

•	Our ability to respond and adapt to changes in technology and customer behavior; and

•	Our ability to protect our intellectual property and to develop, maintain and enhance strong brands.

Although the forward-looking statements in this Offering Circular are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We undertake no obligation, other than as maybe be required by law, to re-issue this Offering Circular or otherwise make public statements updating our forward-looking statements.

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SUMMARY

This summary highlights selected information contained elsewhere in this Offering Circular. This summary is not complete and does not contain all the information that you should consider before deciding whether to invest in our Common Stock. You should carefully read the entire Offering Circular, including the risks associated with an investment in the company discussed in the “Risk Factors” section of this Offering Circular, before making an investment decision. Some of the statements in this Offering Circular are forward-looking statements. See the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

Company Information

The Company, sometimes referred to herein as “we,” “us,” “our,” and the “Company” and/or “Masterbeat Corp” was incorporated in the state of Delaware on May 17, 2007 as Green Mountain Recovery, Inc. On December 18, 2009, Masterbeat entered into a Share Exchange Agreement with Masterbeat, LLC, formerly a California Limited Liability company, to become Masterbeat Corporation.

On March 6, 2014, the company filed a 15-15D to terminate the Company’s reporting responsibilities with the Securities Exchange Commission. During this time, the majority of the Company’s assets, including subsidiaries, were liquidated and the majority of outstanding liabilities were settled. Starting in March 2014, the Company operated as a business-consulting firm until June 2019. In June 2019, after several changes in management (2014 – 2019), the Company appointed Josh Tannariello as its CEO and sole executive officer.

The Company specializes in hard, tangible asset acquisitions with a focus on real estate, precious metals and other tangible assets. The Company formed its subsidiary, SBQ Holdings, LLC (“SBQ”), a Florida limited liability company, to handle its assets operations. Currently, SBQ is focused on real estate development. Thirty percent (30%) of SBQ’s membership interests are owned by the Company’s CEO, Josh Tannariello. Seventy percent of SBQ’s membership interests are owned by the Company.

The Company’s wholly-owned subsidiary JTEC Automotive Inc. (JTEC) was formed to focus on online automotive sales and servicing.

Section 15(g) of the Securities Exchange Act of 1934

Our shares are covered by section 15(g) of the Securities Exchange Act of 1934, as amended that imposes additional sales practice requirements on broker/dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). For transactions covered by the Rule, the broker/dealer must make a special suitability determination for the purchase and have received the purchaser's written agreement to the transaction prior to the sale. Consequently, the Rule may affect the ability of broker/dealers to sell our securities and also may affect your ability to sell your shares in the secondary market.

Section 15(g) also imposes additional sales practice requirements on broker/dealers who sell penny securities. These rules require a one page summary of certain essential items. The items include the risk of investing in penny stocks in both public offerings and secondary marketing; terms important to in understanding of the function of the penny stock market, such as bid and offer quotes, a dealers spread and broker/dealer compensation; the broker/dealer compensation, the broker/dealers’ duties to its customers, including the disclosures required by any other penny stock disclosure rules; the customers’ rights and remedies in cases of fraud in penny stock transactions; and, the FINRA’s toll free telephone number and the central number of the North American Securities Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

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Dividends

The Company has not declared or paid a cash dividend to stockholders since it was organized and does not intend to pay dividends in the foreseeable future. The board of directors presently intends to retain any earnings to finance our operations and does not expect to authorize cash dividends in the foreseeable future. Any payment of cash dividends in the future will depend upon the Company's earnings, capital requirements and other factors.

Trading Market

Our Common Stock trades in the OTCMarket Pink Open Market Sheets under the symbol MSTO.

Josh Tannariello, the Company’s Chief Executive Officer, Interim Chief Financial Officer and member of the Company’s Board of Directors, is the owner of all of the outstanding shares of the Company’s Series A Non-Convertible Preferred Stock. Currently, preferred shareholders have voting rights equal to sixty three percent (63%) of all votes entitled to be voted at any annual or special meeting of the shareholders of the Corporation or action by written consent of shareholders. Thus, Mr. Tannariello possesses significant influence and can elect a majority of our Board of Directors and authorize or prevent proposed significant corporate transactions. Mr. Tannariello’s ownership and control of Series A Preferred Stock may also have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination or discourage a potential acquirer from making a tender offer. Currently, Mr. Tannariello’s ownership and control of Series A Preferred Stock gives him the control of 63% of the Company’s voting shares. If you acquire our Shares, you may have no effective voice in the management of our Company. Such concentrated control of our Company may adversely affect the price of our Shares. Such concentrated control may also make it difficult for our shareholders to receive a premium for their Shares in the event that we merge with a third party or enter into different transactions, which require shareholder approval. These provisions could also limit the price that investors might be willing to pay in the future for our Shares.

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THE OFFERING

______

Issuer:	Masterbeat Corp.

Securities offered:

A maximum of 1,000,000,000 shares of our common stock, par value $0.0001 (“Common Stock”) at an offering price of $0.0005 to $0.01 per share (the “Offered Shares”). (See “Distribution.”), for a total offering of $10,000,000.00

Number of shares of Common Stock outstanding before the offering	728,361,015 issued and outstanding as of November 18, 2021

Number of shares of Common Stock to be outstanding after the offering	1,728,361,015 shares, if the maximum amount of Offered Shares are sold

Price per share:	$0.0005 to $0.01

Maximum offering amount:	1,000,000,000 shares at $0.0005 to $0.01 per share, or $10,000,000 (See “Distribution.”)

Trading Market:	Our Common Stock is trading on the OTC Markets Pink Open Market Sheets division under the symbol “MSTO”.

Use of proceeds:	If we sell all of the shares being offered, our net proceeds (after our estimated offering expenses) will be $9,900,000. We will use these net proceeds for working capital and other general corporate purposes.

Risk factors:	Investing in our Common Stock involves a high degree of risk, including: Immediate and substantial dilution. Limited market for our stock. See “Risk Factors.”

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Investment Analysis

There is no assurance Masterbeat Corp. will be profitable, or that management’s opinion of the Company’s future prospects will not be outweighed in the by unanticipated losses, adverse regulatory developments and other risks. Investors should carefully consider the various risk factors below before investing in the Shares.

RISK FACTORS

____________

The purchase of the Company’s Common Stock involves substantial risks. You should carefully consider the following risk factors in addition to any other risks associated with this investment. The Shares offered by the Company constitute a highly speculative investment and you should be in an economic position to lose your entire investment. The risks listed do not necessarily comprise all those associated with an investment in the Shares and are not set out in any particular order of priority. Additional risks and uncertainties may also have an adverse effect on the Company’s business and your investment in the Shares. An investment in the Company may not be suitable for all recipients of this Offering Circular. You are advised to consult an independent professional adviser or attorney who specializes in investments of this kind before making any decision to invest. You should consider carefully whether an investment in the Company is suitable in the light of your personal circumstances and the financial resources available to you.

The discussions and information in this Offering Circular may contain both historical and forward-looking statements. To the extent that the Offering Circular contains forward-looking statements regarding the financial condition, operating results, business prospects, or any other aspect of the Company’s business, please be advised that the Company’s actual financial condition, operating results, and business performance may differ materially from that projected or estimated by the Company in forward-looking statements. The Company has attempted to identify, in context, certain of the factors it currently believes may cause actual future experience and results may differ from the Company’s current expectations.

Before investing, you should carefully read and carefully consider the following risk factors:

The Current Coronavirus Pandemic May Adversely Affect the Global Economy and the Company’s Operations

As has been widely reported, the emergence of a novel coronavirus (SARS-CoV-2) and a related respiratory disease (COVID-19) in China resulted in the spread to additional countries throughout the world, including the United States, leading to a global pandemic.

The COVID-19 pandemic has led to severe disruptions and volatility in the global supply chain, market and economies, and those disruptions have since intensified and will likely continue for some time.  Concern about the potential effects of COVID-19 and the effectiveness of measures being put in place by global governmental bodies at various levels as well as by private enterprises (such as workplaces, trade groups, amateur and professional sports leagues and conferences, places of worship, schools and retail establishments, among others) to contain or mitigate the spread of COVID-19 have adversely affected economic conditions and markets globally, and have led to significant, sustained and unprecedented volatility in the financial markets.  Measures implemented in the United States to limit the spread of COVID-19, such as quarantines, event cancellations and social distancing, will significantly limit economic activity.  There can be no assurance that such measures or other additional measures implemented from time to time will be successful in limiting the spread of the virus and what effect those measures will have on the economy generally or on the Company.

There can be no assurance that any measures undertaken by the federal government, or by state or local governments, will be effective to mitigate the negative near-term and potentially longer-term impact of the COVID-19 pandemic on employment, construction and the global economy more generally.

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Many businesses have moved to a remote working environment, temporarily suspended operations, laid-off or furloughed a significant percentage of their workforce or shut down completely.  Other businesses have transitioned or may in the future transition all or a substantial portion of their operations to remote working environments (as a result of state or local requirements or otherwise in response to the COVID-19 pandemic). Although the Company had already implemented a remote work environment, there is no assurance that the continued remote working environment will not have a material adverse impact on the Company or its customers, which may adversely impact the Company and its operations.

The COVID-19 pandemic did not require the closure of Company operations. The Company suspended in-person client and business development meetings in late March 2020. During the timeframe in which in-person meetings were suspended, Company management reallocated resources to on-line client and business development.

Management’s outlook for the near-term business operations will mirror the overall continued reopening of business operations within the state of Florida. For the Company to return to pre-COVID-19 levels of operation, it will be necessary businesses across the state of Florida to be allowed to return to full operations and capacities.

Natural disasters and other events beyond our control could materially adversely affect us.

Natural disasters or other catastrophic events may cause damage or disruption to our operations, international commerce and the global economy, and thus could have a strong negative effect on us. Our business operations are subject to interruption by natural disasters, fire, power shortages, pandemics and other events beyond our control. Although we maintain crisis management and disaster response plans, such events could make it difficult or impossible for us to deliver our services to our customers and could decrease demand for our services. In the spring of 2020, large segments of the U.S. and global economies were impacted by COVID-19, a significant portion of the U.S. population are subject to “stay at home” or similar requirements. The extent of the impact of COVID-19 on our operational and financial performance will depend on certain developments, including the duration and spread of the outbreak, impact on our customers and our sales cycles, impact on our customer, employee or industry events, and effect on our vendors, all of which are uncertain and cannot be predicted. At this point, the extent to which COVID-19 may impact our financial condition or results of operations is uncertain. To date, the COVID-19 outbreak, has significantly impacted global markets, U.S. employment numbers, as well as the business prospects of many small businesses (our potential clients). To the extent COVID-19 continues to wreak havoc on the markets and limits investment capital or personally impacts any of our key employees, it may have significant impact on our results and operations.

We may not be able to successfully compete against companies with substantially greater resources.

The industries (automobile sales and real estate development) in which we operate in general are subject to intense and increasing competition. Some of our competitors may have greater capital resources, facilities, and diversity of product lines, which may enable them to compete more effectively in this market. Our competitors may devote their resources to developing and marketing products that will directly compete with our product lines. Due to this competition, there is no assurance that we will not encounter difficulties in obtaining revenues and market share or in the positioning of our products. There are no assurances that competition in our respective industries will not lead to reduced prices for our products. If we are unable to successfully compete with existing companies and new entrants to the market this will have a negative impact on our business and financial condition.

Technological change and competition may render our potential products obsolete.

The auto sales and real estate development industries continue to undergo rapid changes, competition is intense, and we expect it to continually increase. Competitors may succeed in developing technologies and products that are more effective or affordable than any that we are developing or that would render our technology and products obsolete or noncompetitive. Many of our competitors have substantially greater experience, financial and technical resources and production and development capabilities than we do. Accordingly, some of our competitors may succeed in obtaining regulatory approval for products more rapidly or effectively than we can for technologies and products that are more effective and/or affordable than any that we are developing.

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RISKS RELATING TO SBQ HOLDINGS, LLC

The COVID-19 pandemic has resulted in a general decline in real estate transactions and may adversely affect our growth prospects in the near term, and possibly for an extended period, depending upon the duration of the pandemic and its effects on the economy generally and the real estate market more particularly.

The COVID-19 crisis may adversely affect the offering, primarily because equity and debt financing for real estate transactions is constrained. In addition, the crisis has made it more difficult to execute transactions as people work from home and are unable to visit properties, local governmental offices are closed and third parties such as survey, appraisal, insurance, environmental and similar services have more limited capacities. These conditions may adversely affect our ability to launch and maintain our operations while they persist.

We are a newly formed entity with a limited  operating history, which makes our future performance difficult to predict.

We are a newly formed entity and have limited operating history. You should consider an investment in our interests in light of the risks, uncertainties and difficulties frequently encountered by other newly formed companies with similar objectives. To be successful in this market, our management must, among other things:

●	identify and acquire real estate assets consistent with our investment strategies;

●	increase awareness of our name within the investment products market;

●	attract, integrate, motivate and retain qualified personnel to manage our day-to-day operations; and

●	build and expand our operations structure to support our business.

We have minimal operating capital and for the foreseeable future will be dependent upon our ability to finance our operations from the sale of equity or other financing alternatives. The failure to successfully raise operating capital could result in our bankruptcy or other event which would have a material adverse effect on us and our shareholders.   There can be no assurance that we will achieve our investment objectives.

There can be no guarantee that our Company will reach its funding target from potential investors.

Due to the start-up nature of our Company, there can be no guarantee that our Company will reach its funding target from potential investors.  In the event our Company does not reach a funding target, it may not be able to achieve its investment objectives by acquiring additional properties through the issuance of further interests and monetizing them to generate distributions for investors.  In addition, if our Company is unable to raise additional funding, this may impact any investors already holding interests as they will not see the benefits which arise from economies of scale following the acquisition of additional properties.

We may not be able to control our operating costs or our expenses may remain constant or increase, even if our revenues do not increase, causing our results of operations to be adversely affected.

Factors that may adversely affect our ability to control operating costs include the need to pay for insurance and other operating costs, including real estate taxes, which could increase over time, the need periodically to repair, renovate and re-lease our single family home properties, the cost of compliance with governmental regulation, including zoning, environmental and tax laws, the potential for liability under applicable laws, interest rate levels, principal loan amounts and the availability of financing. If our operating costs increase as a result of any of the foregoing factors, our results of operations may be adversely affected.

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The expense of owning and operating a property is not necessarily reduced when circumstances such as market factors and competition cause a reduction in income from a property. As a result, if revenues decline, we may not be able to reduce our expenses accordingly. Costs associated with real estate investments, such as real estate taxes, insurance, loan payments and maintenance, generally will not be reduced even if a property is not fully occupied or other circumstances cause our revenues to decrease. If we are unable to decrease operating costs when demand for our properties decreases and our revenues decline, our financial condition, results of operations and our ability to make distributions to our investors may be adversely affected.

Competition could limit our ability to acquire attractive investment opportunities and increase the costs of those opportunities which may adversely affect us, including our profitability, and impede our growth

The real estate market is highly competitive. We will compete with other entities engaged in real estate investment activities to locate suitable single family homes to acquire and purchasers for our properties. These competitors will include REITs, private real estate funds, domestic and foreign financial institutions, life insurance companies, pension trusts, partnerships and individual investors. Some of these competitors have substantially greater marketing and financial resources than we will have and generally may be able to accept more risk than we can prudently manage, including risks with respect to the creditworthiness of tenants. In addition, these same entities seek financing through similar channels to our Company. This competition could increase prices for properties of the type we may pursue and adversely affect our profitability and impede our growth.

Competition may impede our ability to attract or retain tenants or re-lease space, which could adversely affect our results of operations and cash flow.

The leasing of residential real estate is highly competitive.  We will compete based on a number of factors that include location, rental rates, security, suitability of a property’s design to prospective tenants’ needs and the manner in which a property is operated and marketed. The number of competing properties could have a material effect on our occupancy levels, rental rates and on the operating expenses of our properties.  If other lessors and developers of similar spaces in our markets offer leases at prices comparable to or less than the prices we offer on the properties we acquire, we may be unable to attract or retain tenants or re-lease space in our properties, which could adversely affect our results of operations and cash flow.

We may fail to successfully operate acquired properties, which could adversely affect us and impede our growth.

Our management’s ability to identify and acquire properties on favorable terms and successfully develop, redevelop and/or operate them may be exposed to significant risks. Agreements for the acquisition of properties are subject to customary conditions to closing, including completion of due diligence investigations and other conditions that are not within our control, which may not be satisfied.  We may be unable to complete an acquisition after incurring certain acquisition-related costs. In addition, if mortgage debt is unavailable at reasonable rates, we may be unable to finance the acquisition on favorable terms in the time period we desire, or at all. We may also spend more than budgeted to make necessary improvements or renovations to acquired properties and may not be able to obtain adequate insurance coverage for new properties. Any delay or failure to identify, negotiate, finance and consummate such acquisitions in a timely manner and on favorable terms, or operate acquired properties to meet our financial expectations, could impede our growth and have an adverse effect on us, including our financial condition, results of operations, cash flow and the market value of our interests.

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Disruptions in the financial markets or deteriorating economic conditions could adversely impact the residential real estate market, which could hinder our ability to implement our business strategy and generate returns to you.

The success of our business is significantly related to general economic conditions and, accordingly, our business could be harmed by an economic slowdown and downturn in real estate asset values. Periods of economic slowdown or recession, significantly rising interest rates, declining employment levels, decreasing demand for real estate, declining real estate values, or the public perception that any of these events may occur, may result in a general decline in acquisition, disposition and leasing activity, as well as a general decline in the value of real estate and in rents, which in turn would reduce the value of our interests.

During an economic downturn, it may also take longer for us to dispose of real estate investments or the selling prices may be lower than originally anticipated. As a result, the carrying value of our real estate investments may become impaired and we could record losses as a result of such impairment or we could experience reduced profitability related to declines in real estate values or rents. Further, as a result of our target leverage, our exposure to adverse general economic conditions will be heightened.

All the conditions described above could adversely impact our business performance and profitability, which could result in our failure to make distributions to our investors and could decrease the value of an investment in us. In addition, in an extreme deterioration of our business, we could have insufficient liquidity to meet our debt service obligations when they come due in future years. If we fail to meet our payment or other obligations under secured loans, the lenders will be entitled to proceed against the collateral granted to them to secure the debt owed.

Compliance with governmental laws, regulations and covenants that are applicable to our residential properties may adversely affect our business and growth strategies.

Residential rental properties are subject to various covenants, local laws and regulatory requirements, including permitting and licensing requirements. Local regulations, including municipal or local ordinances, zoning restrictions and restrictive covenants imposed by community developers, may restrict our use of our residential properties and may require us to obtain approval from local officials or community standards organizations at any time with respect to our residential properties, including prior to acquiring any of our residential properties or when undertaking renovations. Among other things, these restrictions may relate to fire and safety, seismic, asbestos-cleanup or hazardous material abatement requirements. We cannot assure you that existing regulatory policies will not adversely affect us or the timing or cost of any future acquisitions or renovations, or that additional regulations will not be adopted that would increase such delays or result in additional costs. Our business and growth strategies may be materially and adversely affected by our ability to obtain permits, licenses and zoning approvals. Our failure to obtain such permits, licenses and zoning approvals could have a material adverse effect on us and cause the value of our interests to decline.

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RISKS RELATING TO THE JTEC AUTOMOTIVE INC.

We intend to acquire other companies and/or technologies, which could divert our management’s attention, result in additional dilution to our stockholders and otherwise disrupt our operations and harm our operating results.

Our success will depend, in part, on our ability to grow our business in response to the demands of consumers and other constituents within the automotive industry, as well as our ability to respond to competitive pressures. Part of our strategy is to do so through the strategic acquisition of complementary businesses and technologies, in addition to our own internal development efforts. The identification of suitable acquisition candidates can be difficult, time-consuming, and costly, and we may not be able to successfully complete identified acquisitions. The risks we face in connection with acquisitions include:

●	diversion of management time and focus from operating our business to addressing acquisition integration challenges;

●	coordination of technology, research and development, and sales and marketing functions;

●	transition of the acquired company’s users to our website and mobile applications;

●	retention of employees from the acquired company;

●	cultural challenges associated with integrating employees from the acquired company into our organization;

●	integration of the acquired company’s accounting, management information, human resources and other administrative systems;

●	the need to implement or improve controls, policies and procedures at a business that, prior to the acquisition, may have lacked effective controls, policies and procedures;

●	potential write-offs of intangibles or other assets acquired in such transactions that may have an adverse effect on our operating results;

●	liability for activities of the acquired company before the acquisition, including patent and trademark infringement claims, violations of laws, commercial disputes, tax liabilities, and other known and unknown liabilities; and

●	litigation or other claims in connection with the acquired company, including claims from terminated employees, consumers, former stockholders, or other third parties.

Our failure to address these risks or other problems encountered in connection with our planned acquisitions and investments could cause us to fail to realize the anticipated benefits of these acquisitions or investments, cause us to incur unanticipated liabilities and otherwise harm our business. Future acquisitions could also result in dilutive issuances of our equity securities, the incurrence of debt, contingent liabilities, amortization expenses, or the write-off of goodwill, any of which could harm our financial condition. Also, the anticipated benefits of any acquisitions may not materialize. Any of these risks, if realized, could materially and adversely affect our business and results of operations.

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Our business is subject to risks related to the larger automotive ecosystem, including consumer demand, global supply chain challenges and other macroeconomic issues.

Decreases in consumer demand could adversely affect the market for vehicle purchases and, as a result, reduce the number of consumers using our platform. Consumer purchases of vehicles generally decline during recessionary periods and other periods in which disposable income is adversely affected. Purchases of vehicles are typically discretionary for consumers and have been, and may continue to be, affected by negative trends in the economy and other factors, including rising interest rates, the cost of energy and gasoline, the availability and cost of credit, reductions in business and consumer confidence, stock market volatility, increased regulation and increased unemployment. Increased environmental regulation has made, and may in the future make, used cars more expensive and less desirable for consumers. In addition, our business may be negatively affected by challenges to the larger automotive ecosystem, including urbanization, global supply chain challenges and other macroeconomic issues. For example, car rideshare services, such as Uber, Juno, Lyft, and Via, car sharing, and other services that allow people to supplement transit trips and share vehicles are becoming increasingly popular as a means of transportation and may decrease consumer demand for the pre-owned vehicles we sell, particularly as urbanization increases. Additionally, new technologies such as autonomous or self-driving vehicles have the potential to change the dynamics of car ownership in the future. Any of the foregoing could have a material adverse effect on our business, results of operations and financial condition.

Servicing our debt will require a significant amount of cash, and we may not have sufficient cash flow from our business to pay our debt.

Our ability to make scheduled payments of the principal of, to pay interest on or to refinance our indebtedness, including the outstanding convertible notes, depends on our future performance, which is subject to economic, financial, competitive and other factors beyond our control. Our business may not generate cash flow from operations in the future sufficient to service our debt and make necessary capital expenditures. If we are unable to generate such cash flow, we may be required to adopt one or more alternatives, such as restructuring debt or obtaining additional equity capital on terms that may be onerous or highly dilutive. Our ability to refinance our indebtedness will depend on the capital markets and our financial condition at such time. We may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on our debt obligations.

We intend to acquire other companies and/or technologies, which could divert our management’s attention, result in additional dilution to our stockholders and otherwise disrupt our operations and harm our operating results.

Our success will depend, in part, on our ability to grow our business in response to the demands of consumers and other constituents within the automotive industry, as well as our ability to respond to competitive pressures. Part of our strategy is to do so through the strategic acquisition of complementary businesses, such as independent and franchised dealerships and car rental companies clustered in key metropolitan areas, and technologies, in addition to our own internal development efforts. The identification of suitable acquisition candidates can be difficult, time-consuming, and costly, and we may not be able to successfully complete identified acquisitions. The risks we face in connection with acquisitions include:

●	diversion of management time and focus from operating our business to addressing acquisition integration challenges;

●	coordination of technology, research and development, and sales and marketing functions;

●	transition of the acquired company’s users to our website and mobile applications;

●	retention of employees from the acquired company;

●	cultural challenges associated with integrating employees from the acquired company into our organization;

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●	integration of the acquired company’s accounting, management information, human resources and other administrative systems;

●	the need to implement or improve controls, policies and procedures at a business that, prior to the acquisition, may have lacked effective controls, policies and procedures;

●	potential write-offs of intangibles or other assets acquired in such transactions that may have an adverse effect on our operating results;

●	liability for activities of the acquired company before the acquisition, including patent and trademark infringement claims, violations of laws, commercial disputes, tax liabilities, and other known and unknown liabilities; and

●	litigation or other claims in connection with the acquired company, including claims from terminated employees, consumers, former stockholders, or other third parties.

Our failure to address these risks or other problems encountered in connection with our planned acquisitions and investments could cause us to fail to realize the anticipated benefits of these acquisitions or investments, cause us to incur unanticipated liabilities and otherwise harm our business. Future acquisitions could also result in dilutive issuances of our equity securities, the incurrence of debt, contingent liabilities, amortization expenses, or the write-off of goodwill, any of which could harm our financial condition. Also, the anticipated benefits of any acquisitions may not materialize. Any of these risks, if realized, could materially and adversely affect our business and results of operations.

Our business is subject to risks related to the larger automotive ecosystem, including consumer demand, global supply chain challenges and other macroeconomic issues.

Decreases in consumer demand could adversely affect the market for vehicle purchases and, as a result, reduce the number of consumers using our platform. Consumer purchases of vehicles generally decline during recessionary periods and other periods in which disposable income is adversely affected. Purchases of vehicles are typically discretionary for consumers and have been, and may continue to be, affected by negative trends in the economy and other factors, including rising interest rates, the cost of energy and gasoline, the availability and cost of credit, reductions in business and consumer confidence, stock market volatility, increased regulation and increased unemployment. Increased environmental regulation has made, and may in the future make, used cars more expensive and less desirable for consumers. In addition, our business may be negatively affected by challenges to the larger automotive ecosystem, including urbanization, global supply chain challenges and other macroeconomic issues. For example, car rideshare services, such as Uber, Juno, Lyft, and Via, car sharing, and other services that allow people to supplement transit trips and share vehicles are becoming increasingly popular as a means of transportation and may decrease consumer demand for the pre-owned vehicles we sell, particularly as urbanization increases. Additionally, new technologies such as autonomous or self-driving vehicles have the potential to change the dynamics of car ownership in the future. Any of the foregoing could have a material adverse effect on our business, results of operations and financial condition.

We participate in a highly competitive industry, and pressure from existing and new companies may adversely affect our business and operating results.

We face significant competition from existing and new companies that provide, among other things, automobile listings, information, lead generation, and car buying/selling services.

Our current and future competitors may include:

●	traditional car dealerships that could increase investment in technology and infrastructure to compete directly with our online platform;

●	Internet and online automotive sites that could change their models to directly compete with us, such as Google, Amazon, AutoTrader.com, eBay Motors, Edmunds.com, KBB.com, Autobytel.com, TrueCar.com and Cars.com;

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●	providers of offline, membership-based car buying services such as the Costco Auto Program;

●	used car dealers or marketplaces with e-commerce business or online platforms such as Carvana, Vroom and Shift;

●	national rental car companies such as Sixt Rent A Car, Hertz, Avis, Budget and Enterprise, as well as local and regional car rental services;

●	vehicle subscription services, and other pay-as-you-go services, such as ZipCar and Flexdrive, and similar services offered by large automobile manufacturers such as Cadillac, Volvo and BMW; and

●	other automobile manufacturers that could change their sales models through technology and infrastructure investment.

We also expect that new competitors will continue to enter the online and traditional automotive retail with competing brands, business models, products and services, which could have an adverse effect on our revenue, business and financial results. Some of these companies have significantly greater resources than we do and may be able to provide consumers access to a greater inventory of vehicles at lower prices while delivering a competitive online experience.

Our current and potential competitors may also develop and market new technologies that may adversely affect our business and operating results.

Our current and potential competitors may also develop and market new technologies that render our existing or future business model, products and services less competitive, unmarketable or obsolete. For example, manufacturers are beginning to develop automated, driverless vehicles that could eventually reduce the demand for, or replace, traditional vehicles, including the vehicles that we currently sell. Additionally, car rideshare services, such as Uber, Juno, Lyft, and Via, car sharing, and other services that allow people to supplement transit trips and share vehicles, are becoming increasingly popular as a means of transportation and may decrease consumer demand for vehicle ownership. In addition, if our competitors develop business models, products or services with similar or superior functionality to our solutions, it may adversely impact our business.

Our competitors may also impede our ability to reach consumers or commence operations in certain jurisdictions. For example, our competitors may increase their search engine optimization efforts and outbid us for search terms on various search engines. Additionally, our competitors could use their political influence and increase lobbying efforts resulting in new regulations or interpretations of existing regulations that could prevent us from operating in certain jurisdictions.

Our business is dependent upon access to a desirable vehicle inventory. Obstacles to acquiring attractive inventory, whether because of supply, competition, or other factors, may have a material adverse effect on our business, sales and results of operations.

Our business requires that we have access to a large number of quality vehicles. We acquire vehicles for sale through numerous sources, including wholesale auction, agreements with manufacturers, independent and franchise dealerships, trade-ins, and directly from consumers. The sources from which we can acquire vehicles of a quality and in a quantity acceptable to us are limited, and there is substantial competition to acquire the vehicles we purchase. There can be no assurance that the supply of desirable vehicles will be sufficient to meet our needs. A reduction in the availability of or access to sources of inventory, including an increase in competition for quality vehicles, could diminish our ability to obtain sufficient inventory at a price that we can reflect in retail market prices and would have a material adverse effect on our business, sales and results of operations.

Our business is sensitive to changes in the prices of new and pre-owned vehicles.

Any significant changes in retail prices for new or pre-owned vehicles could have a material adverse effect on our revenues and results of operations. For example, if retail prices for pre-owned vehicles rise relative to retail prices for new vehicles, it could make buying a new vehicle more attractive to consumers than buying a used vehicle, which could have a material adverse effect on our results of operations and could result in reduced used car sales and lower revenue. Additionally, manufacturer incentives could contribute to narrowing the price gap between new and pre-owned vehicles. Pre-owned vehicle prices may also decline due to an increased number of new vehicle lease returns over the next several years. While lower prices of pre-owned vehicles reduce our cost of acquiring new inventory, lower prices could also lead to reductions in the value of inventory that we currently hold, which could have a negative impact on gross profit. Furthermore, any significant changes in wholesale prices for pre-owned vehicles could have a material adverse effect on our results of operations by reducing our profit margins.

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The success of our business relies heavily on our marketing and branding efforts and these efforts may not be successful.

We believe that an important component of our growth will be to successfully attract new visitors to our online platform. Because we are a consumer brand, we rely heavily on marketing and advertising to increase brand visibility with potential customers. We intend to execute our sales and marketing efforts by utilizing a multi-channel approach that utilizes brand building, as well as direct response channels in order to efficiently establish and grow both locally and nationally and to increase the strength, recognition and trust in the JTECAutoWorld.com brand.

Our business model relies on our ability to scale rapidly and to decrease incremental customer acquisition costs as we grow. If we are unable to recover our marketing costs through increases in customer traffic and in the number of transactions by users of our platform, or if our broad marketing campaigns are not successful or are terminated, it could have a material adverse effect on our growth, results of operations and financial condition.

We rely on Internet search engines and social networking sites to help drive traffic to our website, and if we fail to appear prominently in the search results or fail to drive traffic through paid advertising, our traffic would decline and our business would be adversely affected.

We depend in part on Internet search engines, such as Google, Bing and Yahoo!, and social networking sites, such as Facebook, to drive traffic to our website. Our ability to maintain and increase the number of visitors directed to our website is not entirely within our control. Our competitors may increase their search engine optimization efforts and outbid us for search terms on various search engines, resulting in their websites receiving a higher search result page ranking than ours. Additionally, Internet search engines could revise their methodologies in a way that would adversely affect our search result rankings. If Internet search engines modify their search algorithms in ways that are detrimental to us, or if our competitors’ efforts are more successful than ours, overall growth in our customer base could decrease or our customer base could decline. Further, Internet search engine providers could provide automotive dealer and pricing information directly in search results, align with our competitors or choose to develop competing services. Any reduction in the number of users directed to our website and/or our facilities through Internet search engines could harm our business and operating results.

The traffic to our websites and mobile applications may decline and our business may be adversely affected if other companies copy information from our websites and publish or aggregate it with other information for their own benefit.

From time to time, other companies copy information from our websites through website scraping, robots or other means, and publish, or aggregate it with other information for their own benefit. When third parties copy, publish, or aggregate content from our websites, it makes them more competitive, and decreases the likelihood that consumers will visit our websites or use our mobile applications to find the information they seek. While we may try to prevent or limit these activities, we cannot guarantee that we will be successful in preventing or properly detecting such activities in the future. We may not be able to detect such third-party conduct in a timely manner and, even if we could, we may not be able to prevent it. In some cases, particularly in the case of third parties that operate outside of the United States, our available remedies may be inadequate to protect us against such activities. In addition, we may be required to expend significant financial or other resources to successfully enforce our rights. If any of these activities were to occur, it could adversely affect our business, results of operations and financial condition.

We depend on our e-commerce business and failure to successfully manage this business and deliver a seamless online experience to our customers could have an adverse effect on our growth strategy, business, financial condition, operating results and prospects.

We believe that sales from our e-commerce platform will account for a meaningful portion of our revenues. Our business, financial condition, operating results and prospects are, and we believe will continue to be, dependent on maintaining our e-commerce business. Dependence on our e-commerce business and the continued growth of our direct and retail channels subjects us to certain risks, including:

●	the failure to successfully implement new systems, system enhancements and Internet platforms;

●	the failure of our technology infrastructure or the computer systems that operate our website and their related support systems, causing, among other things, website downtimes, telecommunications issues or other technical failures;

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●	the reliance on third-party computer hardware/software providers;

●	rapid technological change;

●	liability for online content;

●	violations of federal, state, foreign or other applicable laws, including those relating to data protection;

●	credit card fraud;

●	cyber security and vulnerability to electronic break-ins and other similar disruptions; and

●	diversion of traffic and sales from our stores.

Our failure to successfully address and respond to these risks and uncertainties could negatively impact sales, increase costs, diminish our growth prospects and damage the reputation of our brand, each of which could have a material adverse effect on our business, financial condition, operating results and prospects.

We operate in a highly regulated industry and are subject to a wide range of federal, state and local laws and regulations. Failure to comply with these laws and regulations could have a material adverse effect on our business, results of operations and financial condition.

We are subject to a wide range of federal, state and local laws and regulations. Our sales and related activities, including the sale of complementary products and services, are, or may potentially be, subject to state and local licensing requirements, federal and state laws regulating vehicle advertising, state laws related to sales tax, title and registration, state laws regulating vehicle sales and service, and state laws. Our facilities and business operations are subject to laws and regulations relating to environmental protection and health and safety. In addition to these laws and regulations that apply specifically to our business, upon the completion of this Offering, we will also be subject to laws and regulations affecting public companies, including securities laws and Nasdaq listing rules. The violation of any of these laws or regulations could result in administrative, civil or criminal penalties or in a cease-and-desist order against our business operations, any of which could damage our reputation and have a material adverse effect on our business, sales and results of operations. We have incurred and will continue to incur capital and operating expenses and other costs in order to comply with these laws and regulations.

Our business is subject to the state and local licensing requirements of the jurisdictions in which we operate and in which our customers reside. Regulators of jurisdictions in which our customers reside, but for which we do not have an applicable dealer license, could require that we obtain a license or otherwise comply with various state regulations. Regulators may seek to impose punitive fines for operating without a license or demand we seek a license in those jurisdictions, any of which may inhibit our ability to do business in those jurisdictions, increase our operating expenses and adversely affect our financial condition and results of operations.

With respect to our advertising, private plaintiffs, as well as federal, state and local regulatory and law enforcement authorities, continue to scrutinize advertising, sales, financing and insurance activities in the sale and leasing of pre-owned vehicles. If, as a result, other automotive retailers adopt more transparent, consumer-oriented business practices, it may be difficult for us to differentiate ourselves from other retailers.

The foregoing description of laws and regulations to which we are or may be subject is not exhaustive, and the regulatory framework governing our operations is subject to continuous change.

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Changes in the laws and regulations to which our business and industry is subject could have a material adverse effect on our business, sales, results of operations and financial condition.

Recent federal legislative and regulatory initiatives and reforms may result in an increase in expenses or a decrease in revenues, which could have a material adverse effect on our results of operations. For example, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) regulates, among other things, the provision of consumer financing. The Dodd-Frank Act established the Consumer Financial Protection Bureau (the “CFPB”), a consumer financial protection agency with broad regulatory powers. The CFPB is responsible for administering and enforcing laws and regulations related to consumer financial products and services, including our provision of vehicle financing and our receivables sale facilities. The evolving regulatory environment in the wake of the Dodd-Frank Act and the creation of the CFPB may increase the cost of regulatory compliance or result in changes to business practices that could have a material adverse effect on our results of operations.

The enactment of new laws and regulations or the interpretation of existing laws and regulations in an unfavorable way may affect the operation of our business, directly or indirectly, which could result in substantial regulatory compliance costs, civil or criminal penalties, including fines, adverse publicity, decreased revenues and increased expenses.

If we fail to comply with the Telephone Consumer Protection Act (the “TCPA”), we may face significant damages, which could harm our business, financial condition, results of operations and cash flows.

We utilize telephone calls and intend to utilize text messaging as a means of responding to customer interest in purchasing vehicles and/or auto parts. We generate leads from our website by prompting potential customers to provide their phone numbers so that we may contact them in response to their interest in specific vehicles. We also intend to engage and pay third parties to provide us with leads. A portion of our revenue comes from sales that involve calls made by our internal call centers to these potential customers.

The TCPA, as interpreted and implemented by the FCC, imposes significant restrictions on utilization of telephone calls and text messages to residential and mobile telephone numbers as a means of communication, when the prior consent of the person being contacted has not been obtained. Violations of the TCPA may be enforced by the FCC or by individuals through litigation, including class actions and statutory penalties for TCPA violations ranging from $500 to $1,500 per violation, which is often interpreted to mean per phone call.

While we intend to implement processes and procedures to comply with the TCPA, any failure by us or the third parties on which we rely for data to adhere to, or successfully implement, appropriate processes and procedures in response to existing or future regulations could result in legal and monetary liability, fines and penalties, or damage to our reputation in the marketplace, any of which could have a material adverse effect on our business, financial condition and results of operations. Additionally, any changes to the TCPA or its interpretation that further restrict the way we contact and communicate with our potential customers or generate leads, or any governmental or private enforcement actions related thereto, could adversely affect our ability to attract customers and harm our business, financial condition, results of operations and cash flows.

Government regulation of the Internet and e-commerce is evolving, and unfavorable changes or failure by us to comply with these regulations could substantially harm our business and results of operations.

We are subject to general business regulations and laws as well as regulations and laws specifically governing the Internet and e-commerce. Existing and future regulations and laws could impede the growth of the Internet, e-commerce or mobile commerce. These regulations and laws may involve taxes, tariffs, privacy and data security, anti-spam, content protection, electronic contracts and communications, consumer protection, Internet neutrality and gift cards. It is not clear how existing laws governing issues such as property ownership, sales and other taxes and consumer privacy apply to the Internet as the vast majority of these laws were adopted prior to the advent of the Internet and do not contemplate or address the unique issues raised by the Internet or e-commerce. It is possible that general business regulations and laws, or those specifically governing the Internet or e-commerce, may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another and may conflict with other rules or our practices.

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Though we seek at all times to be in full compliance with all such laws, we cannot be sure that our practices have complied, comply or will comply fully with all such laws and regulations. Any failure, or perceived failure, by us to comply with any of these laws or regulations could result in damage to our reputation, a loss in business and proceedings or actions against us by governmental entities or others. Any such proceeding or action could damage our reputation and brand, force us to spend significant amounts in defense of these proceedings, distract our management, increase our costs of doing business, decrease the use of our website by consumers and result in the imposition of monetary liability. We may also be contractually liable to indemnify and hold harmless third parties from the costs or consequences of non-compliance with any such laws or regulations.

We collect, process, store, share, disclose and use personal information and other data, and our actual or perceived failure to protect such information and data could damage our reputation and brand and harm our business and operating results.

We collect, process, store, share, disclose and use personal information and other data provided by consumers. We rely on encryption and authentication technology licensed from third parties to effect secure transmission of such information. We may need to expend significant resources to protect against security breaches or to address problems caused by breaches. Any failure or perceived failure to maintain the security of personal and other data that is provided to us by consumers and vendors could harm our reputation and brand and expose us to a risk of loss or litigation and possible liability, any of which could adversely affect our business and operating results.

Additionally, concerns about our practices with regard to the collection, use or disclosure of personal information or other privacy related matters, even if unfounded, could harm our business and operating results. There are numerous federal, state and local laws regarding privacy and the collection, processing, storing, sharing, disclosing, using and protecting of personal information and other data, the scope of which are changing, subject to differing interpretations, and which may be costly to comply with and may be inconsistent between jurisdictions or conflict with other rules. We generally comply with industry standards and are subject to the terms of our privacy policies and privacy-related obligations to third parties. We strive to comply with applicable laws, policies, legal obligations and industry codes of conduct relating to privacy and data protection, to the extent possible. However, it is possible that these obligations may be interpreted and applied in new ways or in a manner that is inconsistent from one jurisdiction to another and may conflict with other rules, our practices, or new regulations that could be enacted. Any failure or perceived failure by us to comply with our privacy policies, our privacy-related obligations to consumers or other third parties, or our privacy-related legal obligations, or any compromise of security that results in the unauthorized release or transfer of sensitive information, which may include personally identifiable information or other customer data, may result in governmental enforcement actions, litigation or public statements against us by consumer advocacy groups or others. This also could cause consumers and vendors to lose trust in us, which could have an adverse effect on our business. Additionally, if vendors, developers or other third parties that we work with violate applicable laws or our policies, such violations may also put consumer and vendor information at risk and could in turn harm our reputation, business and operating results.

A significant disruption in service on our website could damage our reputation and result in a loss of consumers, which could harm our business, brand, operating results and financial condition.

Our brand, reputation and ability to attract customers depend on the reliable performance of our website and the supporting systems, technology and infrastructure. We may experience significant interruptions with our systems in the future. Interruptions in these systems, whether due to system failures, programming or configuration errors, computer viruses, or physical or electronic break-ins, could affect the availability of our inventory on our website and prevent or inhibit the ability of customers to access our website. Problems with the reliability or security of our systems could harm our reputation, result in a loss of customers and result in additional costs.

We utilize cloud computing, or the practice of using shared processing resources at third party locations, to operate our website and e-commerce platform. We do not own or control the operation of these third party locations. These third party systems, software and operations are vulnerable to damage or interruption from fire, flood, power loss, telecommunications failure, terrorist attacks, acts of war, electronic and physical break-ins, computer viruses, earthquakes, and similar events. The occurrence of any of these events could damage our systems and hardware or could cause them to fail.

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Problems faced by our third party web hosting providers could adversely affect the experience of our customers. For example, our third party web hosting providers could close their facilities without adequate notice. Any financial difficulties, up to and including bankruptcy, faced by our third party web hosting providers or any of the service providers with whom they contract may have negative effects on our business, the nature and extent of which are difficult to predict. If our third party web hosting providers are unable to keep up with our growing capacity needs, our business could be harmed.

Any errors, defects, disruptions, or other performance or reliability problems with our network operations could interrupt our customers’ access to our inventory and our access to data that drives our inventory purchase operations as well as cause delays and additional expenses in arranging access to new facilities and services, any of which could harm our reputation, business, operating results and financial condition.

Our failure to maintain a reputation of integrity and to otherwise maintain and enhance our brand could adversely affect our business, sales and results of operations.

Our business model is based on our ability to provide customers with a transparent and simplified solution to auto part and vehicle buying that we believe will save them time and money. If we fail to build and maintain a positive reputation, or if an event occurs that damages this reputation, it could adversely affect consumer demand and have a material adverse effect on our business, sales and results of operations. Even the perception of a decrease in the quality of our brand could negatively impact results.

Complaints or negative publicity about our business practices, marketing and advertising campaigns, compliance with applicable laws and regulations, the integrity of the data that we provide to users, data privacy and security issues, and other aspects of our business, especially on industry-specific blogs and social media websites, and irrespective of their validity, could diminish consumer confidence in our platform and adversely affect our brand. The growing use of social media increases the speed with which information and opinions can be shared and, thus, the speed with which reputation can be affected. If we fail to correct or mitigate misinformation or negative information, including information spread through social media or traditional media channels, about us, the vehicles we offer, our customer experience, or any aspect of our brand, it could have a material adverse effect on our business, sales and results of operations.

Our ability to grow our complementary product and service offerings may be limited, which could negatively impact our growth rate, revenues and financial performance.

If we introduce or expand additional product and service offerings for our platform, such as services or products involving other vehicles or vehicle trade-ins, we may incur losses or otherwise fail to enter these markets successfully. Our expansion into these markets would place us in competitive and regulatory environments with which we are unfamiliar and involve various risks, including the need to invest significant resources and the possibility that returns on such investments will not be achieved for several years, if at all. In attempting to establish new service or product offerings, we expect to incur significant expenses and face various other challenges, such as expanding our customer service personnel and management personnel to cover these markets and complying with complicated regulations that apply to these markets. In addition, we may not successfully demonstrate the value of these complementary products and services to consumers, and failure to do so would compromise our ability to successfully expand into these additional revenue streams. Any of these risks, if realized, could adversely affect our business and results of operations.

If we do not adequately address our customers’ shift to mobile device technology, operating results could be harmed and our growth could be negatively affected.

Our future success depends in part on our ability to provide adequate functionality for visitors who use mobile devices to shop for vehicles and the number of transactions with us that are completed by those users. The shift to mobile technology by our users may harm our business in the following ways:

●	consumers visiting our website from a mobile device may not accept mobile technology as a viable long-term platform to buy or sell a vehicle. This may occur for a number of reasons, including our ability to provide the same level of website functionality to a mobile device that we provide on a desktop computer, the actual or perceived lack of security of information on a mobile device and possible disruptions of service or connectivity;

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●	we may not continue to innovate and introduce enhanced products that can be suitably conveyed on mobile platforms;

●	consumers using mobile devices may believe that our competitors offer superior products and features based in part on our inability to provide sufficient website functionality to convince a mobile device user to transact with us; or

●	regulations related to consumer finance disclosures, including the Truth in Lending Act, may be interpreted, in the context of mobile devices, in a manner which could expose us to legal liability in the event we are found to have violated applicable laws.

If we do not develop, upgrade and maintain suitable functionality for users who visit our website using a mobile device, our business and operating results could be harmed.

Our business is sensitive to conditions affecting automotive manufacturers, including manufacturer recalls.

Adverse conditions affecting one or more automotive manufacturers could have a material adverse effect on our sales and results of operations, which could impact the supply of vehicles. In addition, manufacturer recalls are a common occurrence that have accelerated in frequency and scope in recent years. Recalls and the increased regulatory scrutiny surrounding selling pre-owned vehicles with open safety recalls could (i) adversely affect pre-owned vehicle sales or valuations, (ii) cause us to temporarily remove vehicles from inventory, (iii) cause us to sell affected vehicles at a loss, (iv) force us to incur increased costs and (v) expose us to litigation and adverse publicity related to the sale of recalled vehicles, which could have a material adverse effect on our business, financial condition and results of operations.

The Company’s business may be affected by the availability of financing to its customers.

Many of the Company’s customers finance their vehicle purchases. Although consumer credit markets have improved, consumer credit market conditions continue to influence demand and may continue to do so. There continue to be fewer lenders, more stringent underwriting and loan approval criteria, and greater down payment requirements than in the past. If credit conditions or the credit worthiness of the Company’s customers worsen, and adversely affect the ability of consumers to finance potential purchases at acceptable terms and interest rates, it could result in a decrease in the sales of the Company’s products and have a material adverse effect on the Company’s business, financial condition and results of operations.

Failure to adequately protect our intellectual property, technology and confidential information could harm our business and operating results.

Our business depends on our intellectual property, technology and confidential information, the protection of which is crucial to the success of our business. We attempt to protect our intellectual property, technology and confidential information by requiring certain of our employees and consultants to enter into confidentiality agreements and certain third parties to enter into nondisclosure agreements. In addition, these agreements may not effectively prevent unauthorized use or disclosure of our confidential information, intellectual property or technology and may not provide an adequate remedy in the event of unauthorized use or disclosure of our confidential information, intellectual property, or technology. Despite our efforts to protect our intellectual property, unauthorized parties may attempt to copy aspects of our website features, software and functionality or obtain and use information that we consider proprietary. Changes in the law or adverse court rulings may also negatively affect our ability to prevent others from using our technology.

We currently hold rights to the “JTECAutoWorld.com” Internet domain name and various other related domain names. The regulation of domain names in the United States is subject to change. Regulatory bodies could establish additional top-level domains, appoint additional domain name registrars, or modify the requirements for holding domain names. As a result, we may not be able to acquire or maintain all domain names that we believe are important for our business.

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Our platform utilizes open source software, and any failure to comply with the terms of one or more of these open source licenses could negatively affect our business.

We use open source software in our platform and expect to use open source software in the future. The terms of various open source licenses have not been interpreted by United States courts, and there is a risk that such licenses could be construed in a manner that imposes unanticipated conditions or restrictions on our ability to market our platform. By the terms of certain open source licenses, if we combine our proprietary software with open source software in a certain manner, we could be required to release the source code of our proprietary software and to make our proprietary software available under open source licenses. In the event that portions of our proprietary software are determined to be subject to an open source license, we could be required to publicly release the affected portions of our source code, or to re-engineer all or a portion of our technologies or otherwise be limited in the licensing of our technologies, each of which could reduce or eliminate the value of our technologies and services. In addition to risks related to license requirements, usage of open source software can lead to greater risks than use of third-party commercial software, as open source licensors generally do not provide warranties or controls on the origin of the software. Many of the risks associated with usage of open source software cannot be eliminated and could negatively affect our business and operating results.

We rely on third party technology to complete critical business functions. If that technology fails to adequately serve our needs and we cannot find alternatives, it may negatively impact our operating results.

We rely on third party technology for certain of our critical business functions, including vehicle telemetry, network infrastructure for hosting the website and inventory data, software libraries and development environments and tools, services that allow customers to digitally sign contracts, and customer service call center management software. If these technologies fail or we cannot maintain our relationships with the technology providers and we cannot find suitable alternatives, our financial condition and operation results may be adversely affected.

The wording, interpretation and enforcement of existing and future sales, use and excise tax laws by state and local governments could impact sales and income from operations.

We are subject to state and local sales, use and excise tax laws of those states and localities in which we have sufficient tax nexus. As we expand our operations we will likely be subject to more taxing jurisdictions. In that regard, the wording, interpretation and enforcement of those tax laws by such state or local government could negatively impact our income and sales in such jurisdictions. Because a state or locality’s wording, interpretation or enforcement of its tax laws may change over time, such as through new legislation, the issuance of new rules, regulations or by court or administrative decisions, or merely from new administrative or audit policies or positions, it cannot be predicted whether or to what extent these changes will be negative to our operations and sales in any such jurisdiction.

The price of our common stock may continue to be volatile.

The trading price of our common stock has been and is likely to remain highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control or unrelated to our operating performance. In addition to the factors discussed in this “Risk Factors” section and elsewhere, these factors include: the operating performance of similar companies; the overall performance of the equity markets; the announcements by us or our competitors of acquisitions, business plans, or commercial relationships; threatened or actual litigation; changes in laws or regulations relating to the our business; any major change in our board of directors or management; publication of research reports or news stories about us, our competitors, or our industry or positive or negative recommendations or withdrawal of research coverage by securities analysts; large volumes of sales of our shares of common stock by existing stockholders; and general political and economic conditions.

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In addition, the stock market in general, and the market for developmental related companies in particular, has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies’ securities. This litigation, if instituted against us, could result in very substantial costs; divert our management’s attention and resources; and harm our business, operating results, and financial condition.

There are doubts about our ability to continue as a going concern.

The Company is a development stage enterprise and has not commenced planned principal operations. The Company has no significant revenue and has incurred losses of $82,451.00 for the quarter ended June 30, 2021. This factor raises substantial doubt about the Company’s ability to continue as a going concern.

There can be no assurance that sufficient funds required during the next year or thereafter will be generated from operations or that funds will be available from external sources, such as debt or equity financings or other potential sources. The lack of additional capital resulting from the inability to generate cash flow from operations, or to raise capital from external sources would force the Company to substantially curtail or cease operations and would, therefore, have a material adverse effect on its business. Furthermore, there can be no assurance that any such required funds, if available, will be available on attractive terms or that they will not have a significant dilutive effect on the Company’s existing stockholders.

The Company intends to overcome the circumstances that impact its ability to remain a going concern through a combination of the commencement of revenues, with interim cash flow deficiencies being addressed through additional equity and debt financing. The Company anticipates raising additional funds through public or private financing, strategic relationships or other arrangements in the near future to support its business operations; however, the Company may not have commitments from third parties for a sufficient amount of additional capital. The Company cannot be certain that any such financing will be available on acceptable terms, or at all, and its failure to raise capital when needed could limit its ability to continue its operations. The Company’s ability to obtain additional funding will determine its ability to continue as a going concern. Failure to secure additional financing in a timely manner and on favorable terms would have a material adverse effect on the Company’s financial performance, results of operations and stock price and require it to curtail or cease operations, sell off its assets, seek protection from its creditors through bankruptcy proceedings, or otherwise. Furthermore, additional equity financing may be dilutive to the holders of the Company’s common stock, and debt financing, if available, may involve restrictive covenants, and strategic relationships, if necessary to raise additional funds, and may require that the Company relinquish valuable rights.

We are offering our interests pursuant to Tier 2 of Regulation A and we cannot be certain if the reduced disclosure requirements applicable to Tier 2 issuers will make our interests less attractive to investors as compared to a traditional initial public offering.

As a Tier 2 issuer, we are subject to scaled disclosure and reporting requirements which may make an investment in our interests less attractive to investors who are accustomed to enhanced disclosure and more frequent financial reporting.  The differences between disclosures for Tier 2 issuers versus those for emerging growth companies include, without limitation, only needing to file final semiannual reports as opposed to quarterly reports and far fewer circumstances where a current disclosure would be required.  In addition, given the relative lack of regulatory precedent regarding the recent amendments to Regulation A, there is some regulatory uncertainty in regard to how the Commission or the individual state securities regulators will regulate both the offer and sale of our securities, as well as any ongoing compliance that we may be subject to.  For example, a number of states have yet to determine the types of filings and amount of fees that are required for such an offering.  If our scaled disclosure and reporting requirements, or regulatory uncertainty regarding Regulation A, reduces the attractiveness of the interests, we may be unable to raise the funds necessary to fund future offerings, which could impair our ability to offer a diversified portfolio of properties and create economies of scale, which may adversely affect the value of the interests or the ability to make distributions to investors.

The Company’s Business Plan Is Speculative

The Company’s present business and planned business are speculative and subject to numerous risks and uncertainties. There is no assurance that the Company will generate significant revenues or profits.

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The Company Will Likely Incur Debt

The Company has incurred debt and expects to incur future debt in order to fund operations. Complying with obligations under such indebtedness may have a material adverse effect on the Company and on your investment.

The Company’s Expenses Could Increase Without a Corresponding Increase in Revenues

The Company’s operating and other expenses could increase without a corresponding increase in revenues, which could have a material adverse effect on the Company’s consolidated financial results and on your investment. Factors which could increase operating and other expenses include, but are not limited to (1) increases in the rate of inflation, (2) increases in taxes and other statutory charges, (3) changes in laws, regulations or government policies which increase the costs of compliance with such laws, regulations or policies, (4) significant increases in insurance premiums, and (5) increases in borrowing costs.

Risks Relating to Our Financial Condition

Changes In The Economy Could Have a Detrimental Impact On The Company

Changes in the general economic climate could have a detrimental impact on consumer expenditure and therefore on the Company’s revenue. It is possible that recessionary pressures and other economic factors (such as declining incomes, future potential rising interest rates, higher unemployment and tax increases) may adversely affect customers’ confidence and willingness to spend. Any of such events or occurrences could have a material adverse effect on the Company’s consolidated financial results and on your investment.

The Company has inadequate documentation for its financial statements from prior years and may have undiscovered liabilities and other items

Financial statements from prior years are not supported by adequate documentation. For example, with regard to our liabilities from earlier years, we are unable to document the amount of these liabilities, to whom they are owed, and the terms of these liabilities. As a result of such deficiencies, the Company may be faced with as yet undiscovered liabilities and other items that might impact the Company's financial statements. Additionally, the Company may be unable to produce audited financial statements.

Our management has a limited experience operating a company and is subject to the risks commonly encountered by early-stage companies.

Although management of Masterbeat Corp. has experience in operating small companies, current management has not had to manage expansion of a company. Many investors may treat us as an early-stage company. In addition, management has not overseen a company with large growth. Because we have a limited operating history, our operating prospects should be considered in light of the risks and uncertainties frequently encountered by early-stage companies in rapidly evolving markets. These risks include:

●	risks that we may not have sufficient capital to achieve our growth strategy;

●	risks that we may not develop our product and service offerings in a manner that enables us to be profitable and meet our customers’ requirements;

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●	risks that our growth strategy may not be successful; and

●	risks that fluctuations in our operating results will be significant relative to our revenues.

These risks are described in more detail below. Our future growth will depend substantially on our ability to address these and the other risks described in this section. If we do not successfully address these risks, our business could be significantly harmed.

We have limited operational history in an emerging industry, making it difficult to accurately predict and forecast business operations.

As we have limited operations in our business and have yet to generate revenue, it is extremely difficult to make accurate predictions and forecasts on our finances. This is compounded by the fact that we operate in the oil extraction industry, which is a rapidly transforming industry. There is no guarantee that our products or services will remain attractive to potential and current users as this industry undergo rapid change, or that potential customers will utilize our services.

As a growing company, we have yet to achieve a profit and may not achieve a profit in the near future, if at all.

We have not yet produced a net profit and may not in the near future, if at all. While we expect our revenue to grow, we have not achieved profitability and cannot be certain that we will be able to sustain our current growth rate or realize sufficient revenue to achieve profitability. Our ability to continue as a going concern may be dependent upon raising capital from financing transactions, increasing revenue throughout the year and keeping operating expenses below our revenue levels in order to achieve positive cash flows, none of which can be assured.

We will require additional capital to support business growth, and this capital might not be available on acceptable terms, if at all.

We intend to continue to make investments to support our business growth and may require additional funds to respond to business challenges, including improve our operating infrastructure or acquire complementary businesses and technologies. Accordingly, we will need to engage in continued equity or debt financings to secure additional funds. If we raise additional funds through future issuances of equity or convertible debt securities, our existing stockholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of our common stock. Any debt financing we secure in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions. We may not be able to obtain additional financing on terms favorable to us, if at all. If we are unable to obtain adequate financing or financing on terms satisfactory to us when we require it, our ability to continue to support our business growth and to respond to business challenges could be impaired, and our business may be harmed.

We are highly dependent on the services of our key executive, the loss of whom could materially harm our business and our strategic direction. If we lose key management or significant personnel, cannot recruit qualified employees, directors, officers, or other personnel or experience increases in our compensation costs, our business may materially suffer.

We are highly dependent on our management, specifically Josh Tannariello. We have an Employment Agreement in place with Mr. Tannariello. If we lose key employees, our business may suffer. Furthermore, our future success will also depend in part on the continued service of our management personnel and our ability to identify, hire, and retain additional key personnel. We do not carry “key-man” life insurance on the lives of any of our executives, employees or advisors. We experience intense competition for qualified personnel and may be unable to attract and retain the personnel necessary for the development of our business. Because of this competition, our compensation costs may increase significantly.

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Our key employee, Mr. Josh Tannariello, has very limited experience in the auto sales industry.

Our Chief Executive Officer, Mr. Josh Tannariello, has very limited experience in the auto sales industry. For this reason, he may have difficulty in establishing and running JTECAutoWorld.com, including acquiring equipment, controlling expenses, and generating revenues. He may have difficulty in hiring and supervising our employees. While the Company plans on hiring trained staff and consultants who will be able to oversee and maintain Company operations, there is no assurance that Mr. Tannariello will be able to manage them.

We may be unable to manage growth, which may impact our potential profitability.

Successful implementation of our business strategy requires us to manage our growth. Growth could place an increasing strain on our management and financial resources. To manage growth effectively, we will need to:

●	Establish definitive business strategies, goals and objectives;

●	Maintain a system of management controls; and

●	Attract and retain qualified personnel, as well as develop, train, and manage management-level and other employees.

If we fail to manage our growth effectively, our business, financial condition, or operating results could be materially harmed, and our stock price may decline.

We operate in a highly competitive environment, and if we are unable to compete with our competitors, our business, financial condition, results of operations, cash flows and prospects could be materially adversely affected.

We operate in a highly competitive environment. Our competition includes all other companies that are in the business of TEAL energy development or other energy development technologies. A highly competitive environment could materially adversely affect our business, financial condition, results of operations, cash flows and prospects.

We may not be able to compete successfully with other established companies offering the same or similar services and, as a result, we may not achieve our projected revenue and user targets.

If we are unable to compete successfully with other businesses in our existing market, we may not achieve our projected revenue and/or customer targets. We compete with both start-up and established energy development companies. Compared to our business, some of our competitors may have greater financial and other resources, have been in business longer, have greater name recognition and be better established in the energy markets.

Our lack of adequate D&O insurance may also make it difficult for us to retain and attract talented and skilled directors and officers.

In the future we may be subject to additional litigation, including potential class action and stockholder derivative actions. Risks associated with legal liability are difficult to assess and quantify, and their existence and magnitude can remain unknown for significant periods of time. To date, we have not obtained directors and officers liability (“D&O”) insurance. Without adequate D&O insurance, the amounts we would pay to indemnify our officers and directors should they be subject to legal action based on their service to the Company could have a material adverse effect on our financial condition, results of operations and liquidity. Furthermore, our lack of adequate D&O insurance may make it difficult for us to retain and attract talented and skilled directors and officers, which could adversely affect our business.

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Risks Relating to our Common Stock and Offering

The Common Stock is thinly traded, so you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

The Common Stock has historically been sporadically traded on the OTC Pink Sheets, meaning that the number of persons interested in purchasing our shares at, or near ask prices at any given time, may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer, which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common shares will develop or be sustained, or that current trading levels will be sustained.

The market price for the common stock is particularly volatile given our status as a relatively unknown company with a small and thinly traded public float, limited operating history, and lack of revenue, which could lead to wide fluctuations in our share price. The price at which you purchase our shares may not be indicative of the price that will prevail in the trading market. You may be unable to sell your common shares at or above your purchase price, which may result in substantial losses to you.

The market for our shares of common stock is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. The volatility in our share price is attributable to a number of factors. First, as noted above, our shares are sporadically traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of our shares are sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price. Secondly, we are a speculative investment due to, among other matters, our limited operating history and lack of revenue or profit to date, and the uncertainty of future market acceptance for our potential products. As a consequence of this enhanced risk, more risk-averse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the securities of a seasoned issuer. The following factors may add to the volatility in the price of our shares: actual or anticipated variations in our quarterly or annual operating results; acceptance of our products; government regulations, announcements of significant acquisitions, strategic partnerships or joint ventures; our capital commitments and additions or departures of our key personnel. Many of these factors are beyond our control and may decrease the market price of our shares regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our shares will be at any time, including as to whether our shares will sustain their current market prices, or as to what effect the sale of shares or the availability of shares for sale at any time will have on the prevailing market price.

Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The possible occurrence of these patterns or practices could increase the volatility of our share price.

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The market price of our common stock may be volatile and adversely affected by several factors.

The market price of our common stock could fluctuate significantly in response to various factors and events, including, but not limited to:

●	our ability to integrate operations, technology, products and services;

●	our ability to execute our business plan;

●	operating results below expectations;

●	our issuance of additional securities, including debt or equity or a combination thereof;

●	announcements of technological innovations or new products by us or our competitors;

●	loss of any strategic relationship;

●	industry developments, including, without limitation, changes in competition or practices;

●	economic and other external factors;

●	period-to-period fluctuations in our financial results; and

●	whether an active trading market in our common stock develops and is maintained.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock. Issuers using the Alternative Reporting standard for filing financial reports with OTC Markets are often subject to large volatility unrelated to the fundamentals of the company.

Our Chief Executive Officer, through his ownership of the Company’s Series A Preferred Stock, can effectively control the Company

Josh Tannariello, the Company’s Chief Executive Officer and member of the Company’s Board of Directors, is the owner of all of the outstanding shares of the Company’s Series A Preferred Stock. Currently, Series A Preferred shareholders have voting rights equal to sixty three percent (63%) of all votes entitled to be voted at any annual or special meeting of the shareholders of the Corporation or action by written consent of shareholders. Thus, Mr. Tannariello possesses significant influence and can elect a majority of our Board of Directors and authorize or prevent proposed significant corporate transactions. Mr. Tannariello’s ownership and control of Series A Preferred Stock may also have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination or discourage a potential acquirer from making a tender offer. If you acquire our Shares, you may have no effective voice in the management of our Company. Such concentrated control of our Company may adversely affect the price of our Shares. Such concentrated control may also make it difficult for our shareholders to receive a premium for their Shares in the event that we merge with a third party or enter into different transactions, which require shareholder approval. These provisions could also limit the price that investors might be willing to pay in the future for our Shares.

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We do not expect to pay dividends in the future; any return on investment may be limited to the value of our common stock.

We do not currently anticipate paying cash dividends in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the board of directors may consider relevant. Our current intention is to apply net earnings, if any, in the foreseeable future to increasing our capital base and development and marketing efforts. There can be no assurance that the Company will ever have sufficient earnings to declare and pay dividends to the holders of our common stock, and in any event, a decision to declare and pay dividends is at the sole discretion of our board of directors. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if its stock price appreciates.

Our Certificate of Incorporation and Bylaws limit the liability of, and provide indemnification for, our officers and directors.

Our Certificate of Incorporation generally limits our officers’ and directors’ personal liability to the Company and its stockholders for breach of a fiduciary duty as an officer or director except for breach of the duty of loyalty or acts or omissions not made in good faith or which involve intentional misconduct or a knowing violation of law. Our Certificate of Incorporation and Bylaws, provide indemnification for our officers and directors to the fullest extent authorized by the Delaware General Corporation Law against all expense, liability, and loss, including attorney's fees, judgments, fines excise taxes or penalties and amounts to be paid in settlement reasonably incurred or suffered by an officer or director in connection with any action, suit or proceeding, whether civil or criminal, administrative or investigative (hereinafter a "Proceeding") to which the officer or director is made a party or is threatened to be made a party, or in which the officer or director is involved by reason of the fact that he is or was an officer or director of the Company, or is or was serving at the request of the Company whether the basis of the Proceeding is an alleged action in an official capacity as an officer or director, or in any other capacity while serving as an officer or director. Thus, the Company may be prevented from recovering damages for certain alleged errors or omissions by the officers and directors for liabilities incurred in connection with their good faith acts for the Company.  Such an indemnification payment might deplete the Company's assets. Stockholders who have questions regarding the fiduciary obligations of the officers and directors of the Company should consult with independent legal counsel. It is the position of the SEC that exculpation from and indemnification for liabilities arising under the Securities Act and the rules and regulations thereunder is against public policy and therefore unenforceable.

We have established preferred stock, which our Board of Directors can designate and issue without stockholder approval.

The Company has 2,000,000 shares of Preferred Stock authorized. Shares of preferred stock of the Company may be issued from time to time in one or more series, each of which shall have distinctive designation or title as shall be determined by the Board of Directors of the Company prior to the issuance of any shares thereof. The preferred stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as adopted by the Board of Directors. Because the Board of directors is able to designate the powers and preferences of the preferred stock without the vote of a majority of the Company’s stockholders, stockholders of the Company will have no control over what designations and preferences the Company’s preferred stock will have. As a result of this, the Company’s stockholders may have less control over the designations and preferences of the preferred stock and as a result the operations of the Company.

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Stockholders who hold unregistered “restricted securities” will be subject to resale restrictions pursuant to Rule 144, due to the fact that we are deemed to be a former “shell company.”

Pursuant to Rule 144 of the Securities Act of 1933, as amended (“Rule 144”), a “shell company” is defined as a company that has no or nominal operations; and, either no or nominal assets; assets consisting solely of cash and cash equivalents; or assets consisting of any amount of cash and cash equivalents and nominal other assets. While we do not believe that we are currently a “shell company”, we were previously a “shell company” and as such are deemed to be a former “shell company” pursuant to Rule 144, and as such, sales of our securities pursuant to Rule 144 may not be able to be made until we are subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the Exchange Act"), and have filed all of our required periodic reports for at least the previous one year period prior to any sale pursuant to Rule 144; and a period of at least twelve months has elapsed from the date “Form 10 information” has been filed with the Commission reflecting the Company’s status as a non-“shell company.” Because we are deemed to be a former “shell company”, none of our non-registered “restricted securities” will be eligible to be sold pursuant to Rule 144, until at least a year after the date that our Registration Statement is filed with the Commission, any non-registered securities we sell in the future or issue to consultants or employees, in consideration for services rendered or for any other purpose will have no liquidity until and unless such securities are registered with the Commission and/or until a year after we have complied with the requirements of Rule 144. As a result, it may be harder for us to fund our operations and pay our consultants with our securities instead of cash. Furthermore, it will be harder for us to obtain funding through the sale of debt or equity securities unless we agree to register such securities with the Commission, which could cause us to expend additional resources in the future. Our status as a former “shell company” could prevent us from raising additional funds, engaging consultants, and using our securities to pay for any acquisitions, which could cause the value of our securities, if any, to decline in value or become worthless.

We may become involved in securities class action litigation that could divert management’s attention and harm our business.

The stock market in general, and the shares of early stage companies in particular, have experienced extreme price and volume fluctuations. These fluctuations have often been unrelated or disproportionate to the operating performance of the companies involved. If these fluctuations occur in the future, the market price of our shares could fall regardless of our operating performance. In the past, following periods of volatility in the market price of a particular company’s securities, securities class action litigation has often been brought against that company. If the market price or volume of our shares suffers extreme fluctuations, then we may become involved in this type of litigation, which would be expensive and divert management’s attention and resources from managing our business.

We may also from time to time make forward-looking statements about future operating results and provide some financial guidance to the public markets. Our management has limited experience as a management team in company such as ours and as a result, projections may not be made timely or set at expected performance levels and could materially affect the price of our shares. Any failure to meet published forward-looking statements that adversely affect the stock price could result in losses to investors, stockholder lawsuits or other litigation, sanctions or restrictions issued by the SEC.

Our common stock is currently deemed a “penny stock,” which makes it more difficult for our investors to sell their shares.

The SEC has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a person’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

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The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination, and that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock if and when such shares are eligible for sale and may cause a decline in the market value of its stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities, and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

As an issuer of a “penny stock,” the protection provided by the federal securities laws relating to forward-looking statements does not apply to us.

Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.

As an issuer not required to make reports to the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934, holders of restricted shares may not be able to sell shares into the open market as Rule 144 exemptions may not apply.

Under Rule 144 of the Securities Act of 1933, holders of restricted shares may avail themselves of certain exemptions from registration if the holder and the issuer meet certain requirements. As a company that is not required to file reports under Section 13 or 15(d) of the Securities Exchange Act, referred to as a non-reporting company, we may not, in the future, meet the requirements for an issuer under 144 that would allow a holder to qualify for Rule 144 exemptions. In such an event, holders of restricted stock would have to utilize another exemption from registration or rely on a registration statement to be filed by the Company registering the restricted stock. Although the Company currently plans to file either a Form 10 or S-1 with the Commission upon the conclusion of the Regulation A offering, there can be no guarantee that the Company will be able to fulfill one of these registration statements, which could have an adverse effect on our shareholders.

Securities analysts may elect not to report on our common stock or may issue negative reports that adversely affect the stock price.

At this time, no securities analysts provide research coverage of our common stock, and securities analysts may not elect to provide such coverage in the future. It may remain difficult for our company, with its small market capitalization, to attract independent financial analysts that will cover our common stock. If securities analysts do not cover our common stock, the lack of research coverage may adversely affect the stock’s actual and potential market price. The trading market for our common stock may be affected in part by the research and reports that industry or financial analysts publish about our business. If one or more analysts elect to cover our company and then downgrade the stock, the stock price would likely decline rapidly. If one or more of these analysts cease coverage of our company, we could lose visibility in the market, which, in turn, could cause our stock price to decline. This could have a negative effect on the market price of our common stock.

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Because directors and officers currently and for the foreseeable future will continue to control Masterbeat Corp., it is not likely that you will be able to elect directors or have any say in the policies of Masterbeat Corp.

Our shareholders are not entitled to cumulative voting rights. Consequently, the election of directors and all other matters requiring shareholder approval will be decided by majority vote. The directors, officers and affiliates of Masterbeat Corp. beneficially own a majority of our outstanding common stock voting rights. Due to such significant ownership position held by our insiders, new investors may not be able to affect a change in our business or management, and therefore, shareholders would have no recourse as a result of decisions made by management.

In addition, sales of significant amounts of shares held by our directors, officers or affiliates, or the prospect of these sales, could adversely affect the market price of our common stock. Management’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

Statements Regarding Forward-looking Statements

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This Disclosure Statement contains various “forward-looking statements.” You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “would,” “could,” “should,” “seeks,” “approximately,” “intends,” “plans,” “projects,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. These statements may be impacted by a number of risks and uncertainties.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks before you make an investment decision with respect to our Securities. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the section entitled “Risk Factors.”

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USE OF PROCEEDS

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If we sell all of the shares being offered, our net proceeds (after our estimated offering expenses of $100,000) will be $9,900,000. We will use these net proceeds for the following.

If 25% of the Shares offered are sold:

Percentage of Offering Sold	Offering Proceeds	Approximate Offering Expenses	Total Net Offering Proceeds	Principal Uses of Net Proceeds
				Operational Expenses $480,000
				Real Property Acquisitions $1,200,000
				Marketing $200,000
				Working capital $520,000
25.00%	$2,500,000.00	$100,000.00	$2,400,000.00

If 50% of the Shares offered are sold:

Percentage of Offering Sold	Offering Proceeds	Approximate Offering Expenses	Total Net Offering Proceeds	Principal Uses of Net Proceeds
				Operational Expenses $660,000
				Real Property Acquisitions $3,000,000
				Marketing $500,000
				Working capital $740,000
50.00%	$5,000,000.00	$100,000.00	$4,900,000.00

If 75% of the Shared offered are sold:

Percentage of Offering Sold	Offering Proceeds	Approximate Offering Expenses	Total Net Offering Proceeds	Principal Uses of Net Proceeds
				Operational Expenses $840,000
				Real Property Acquisitions $5,000,000
				Marketing $700,000
				Working capital $860,000
75.00%	$7,500,000.00	$100,000.00	$7,400,000.00

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If 100% of the Shares offered are sold:

Percentage of Offering Sold	Offering Proceeds	Approximate Offering Expenses	Total Net Offering Proceeds	Principal Uses of Net Proceeds
				Operational Expenses $900,000
				Real Property Acquisitions $6,200,000
				Marketing $1,300,000
				Working capital $1,500,000
100.00%	$10,000,000.00	$100,000.00	$9,900,000.00

The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors.

As indicated in the table above, if we sell only 75%, or 50%, or 25% of the shares offered for sale in this offering, we would expect to use the resulting net proceeds for the same purposes as we would use the net proceeds from a sale of 100% of the shares, and in approximately the same proportions, until such time as such use of proceeds would leave us without working capital reserve. At that point we would expect to modify our use of proceeds by limiting our expansion, leaving us with the working capital reserve indicated.

The expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve and change. The amounts and timing of our actual expenditures, specifically with respect to working capital, may vary significantly depending on numerous factors. The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.

In the event we do not sell all of the shares being offered, we may seek additional financing from other sources in order to support the intended use of proceeds indicated above. If we secure additional equity funding, investors in this offering would be diluted. In all events, there can be no assurance that additional financing would be available to us when wanted or needed and, if available, on terms acceptable to us.

The Company reserves the right to change the use of proceeds set out herein based on the needs of the ongoing business of the Company and the discretion of the Company’s management. The Company may reallocate the estimated use of proceeds among the various categories or for other uses if management deems such a reallocation to be appropriate.

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DILUTION

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If you purchase shares in this offering, your ownership interest in our Common Stock will be diluted immediately, to the extent of the difference between the price to the public charged for each share in this offering and the net tangible book value per share of our Common Stock after this offering.

Our historical net tangible book value as of September 30, 2021 was $(110,536) or ($0.00015) per then-outstanding share of our Common Stock. Historical net tangible book value per share equals the amount of our total tangible assets less total liabilities, divided by the total number of shares of our Common Stock outstanding, all as of the date specified.

The following table illustrates the per share dilution to new investors discussed above, assuming the sale of, respectively, 100%, 75%, 50% and 25% of the shares offered for sale in this offering (after deducting estimated offering expenses of $100,000):

Percentage of shares offered that are sold - $0.0005 Per Share	100%	75%	50%	25%

Price to the public charged for each share in this offering	$0.0005	$0.0005	$0.0005	$0.0005

Historical net tangible book value per share as of September 30, 2021 (1) ($)	(.00015)	(.00015)	(.00015)	(.0001)

Increase in net tangible book value per share attributable to new investors in this offering (2)	.000344	.000307	.000249	.000140

Net tangible book value per share, after this offering ($)	.000306	.000261	.000189	.000054

Dilution per share to new investors ($)	.000037	.000046	.000060	.000086

(1)	Based on net tangible book value as of September 30, 2021 of $(110,536) and 728,361,015 outstanding shares of Common stock as of September 30, 2021

(2)	After deducting estimated offering expenses of $100,000.

The following table illustrates the per share dilution to new investors discussed above, assuming the sale of, respectively, 100%, 75%, 50% and 25% of the shares offered for sale in this offering (after deducting estimated offering expenses of $100,000):

Percentage of shares offered that are sold - $0.01 Per Share	100%	75%	50%	25%

Price to the public charged for each share in this offering	$0.01	$0.01	$0.01	$0.01

Historical net tangible book value per share as of September 30, 2021 (1) ($)	(.00015)	(.00015)	(.00015)	(.0001)

Increase in net tangible book value per share attributable to new investors in this offering (2)	.007513	.006934	.006005	.004269

Net tangible book value per share, after this offering ($)	.007475	.006888	.005946	.004183

Dilution per share to new investors ($)	.000037	.000046	.000060	.000086

(1)	Based on net tangible book value as of September 30, 2021 of $(110,536) and 728,361,015 outstanding shares of Common stock as of September 30, 2021

(2)	After deducting estimated offering expenses of $100,000.

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DISTRIBUTION

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This Offering Circular is part of an Offering Statement that we filed with the SEC, using a continuous offering process. Periodically, as we have material developments, we will provide an Offering Circular supplement that may add, update or change information contained in this Offering Circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Circular supplement. The Offering Statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular. You should read this Offering Circular and the related exhibits filed with the SEC and any Offering Circular supplement, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC. See the section entitled “Additional Information” below for more details.

Reliance on Rule 3a4-1 under the Securities Exchange Act of 1934

Our officers are relying upon SEC Rule 3a4-1 under the Securities Exchange Act of 1934. The officers of the Company will not be deemed to be brokers solely by reason of their participation in the sale of the securities. The officers are not subject to a statutory disqualification; and they will not be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and are not at the time of their participation an associated person of a broker or dealer. They will perform substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities. They were not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months. They will not participate in selling an offering of securities for any issuer more than once every 12 months. They will restrict their participation to any one or more of the following activities: (a) preparing any written communication or delivering such communication through the mails or other means that does not involve oral solicitation by the associated person of a potential purchaser; (b) responding to inquiries of a potential purchaser in a communication initiated by the potential purchaser; Provided, however, that the content of such responses are limited to information contained in an Offering Statement filed  under the Securities Act of 1933 or other offering document; or (c) performing ministerial and clerical work involved in effecting any transaction.

Pricing of the Offering

Prior to the Offering, there has been a limited public market for the Offered Shares. The initial public offering price was determined by our Board of Directors. The principal factors considered in determining the initial public offering price include:

●	the information set forth in this Offering Circular and otherwise available;

●	our history and prospects and the history of and prospects for the industry in which we compete;

●	our past and present financial performance;

●	our prospects for future earnings and the present state of our development;

●	the general condition of the securities markets at the time of this Offering;

●	the recent market prices of, and demand for, publicly traded common stock of generally comparable companies; and

●	other factors deemed relevant by us.

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Offering Period and Expiration Date

This Offering will start on or after the Qualification Date and will terminate on twelve months from the day the Offering is qualified or the date on which the maximum offering amount is sold (such earlier date, the “Termination Date”).

Procedures for Subscribing

When you decide to subscribe for Offered Shares in this Offering, you should:

1.	Electronically receive, review, execute and deliver to us a subscription agreement; and

2.	Deliver funds directly by wire or electronic funds transfer via ACH to the specified account maintained by us.

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such subscription agreement upon request after a potential investor has had ample opportunity to review this Offering Circular.

Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to the escrow account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

Under Rule 251 of Regulation A, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser's revenue or net assets (as of the purchaser's most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser's annual income or net worth (please see below on how to calculate your net worth).

NOTE: For the purposes of calculating your net worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Offered Shares.

In order to purchase offered Shares and prior to the acceptance of any funds from an investor, an investor will be required to represent, to the Company's satisfaction, that he is either an accredited investor or is in compliance with the 10% of net worth or annual income limitation on investment in this Offering.

No Escrow

The proceeds of this offering will not be placed into an escrow account. We will offer our Common Stock on a best efforts basis. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

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MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

______

You should read the following discussion and analysis of our financial condition and results of our operations together with our consolidated financial statements and the notes thereto appearing elsewhere in this Offering Circular. This discussion contains forward-looking statements reflecting our current expectations, whose actual outcomes involve risks and uncertainties. Actual results and the timing of events may differ materially from those stated in or implied by these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors”, “Cautionary Statement regarding Forward-Looking Statements” and elsewhere in this Offering Circular. Please see the notes to our Financial Statements for information about our Critical Accounting Policies and Recently Issued Accounting Pronouncements.

Management’s Discussion and Analysis

MasterBeat Corporation (OTC: MSTO), is a holding company incorporated under the laws of Delaware. With its subsidiary, SBQ Holdings, LLC and automotive division, JTEC Automotive, Inc., MSTO specializes in hard, tangible asset acquisitions with an Intense Focus on Real Estate, Collectible Classic Automobiles, New & Used Auto Parts and other Tangible Assets. The company believes its progressive approach to an old school model to acquire hard, tangible assets not only offers long term capital appreciation but also delivers revenues, profits and self-sustainability.

SBQ Holdings LLC. was created to focus on the acquisition and development of income generating real estate assets with supplement positions in additional hard assets. SBQ Holdings first property acquisition, Verano Palace, was intended to be a revenue generating, profitable, self-sustaining property with great potential for appreciation, and it proved to be all these things! The company’s initial property divestiture, completed and closed in May, 2021, of its Verano Palace property in Miramar Beach Florida, which the Company purchased for $1.1 Million ($1,100,000) in late 2019, was divested for $1.4 Million ($1,400,000) to realize asset appreciation of $300,000 in addition to rental revenues and profits

SBQ’s Automotive Division JTEC Automotive was created to specialize in vehicle acquisition in the collectable classic automobile industry. JTEC has demonstrated remarkable returns and profits as well. JTEC’s first acquisition was a 1969 Pontiac Firebird that profited $15,000, yielding a profit margin of over 30%. SBQ’s model has proven its works, providing even greater than initial expected yields and appreciation.

The Company is currently building Beach Vacation rentals in Santa Rosa Beach, FL and surrounding areas. This area has seen a 2.3% price increase month over month in the past year with no projected slow down. The homes the Company are building have been appraised at much higher values than projected construction cost and expenses and could see a 25% increase in the next year.

The Company plans to build these Vacation Style homes using traditional financing with the required down payments being raised from this offering. The Company expects to build at least or acquire four properties in the next year. Depending on market conditions, some properties will be kept for rental incomes while others are divested to realize significant appreciation and provide future traditional financing down payments.

The Company has had rental property revenues from operations in each of the last two fiscal years, and in the current fiscal year.

Plan of Operation for the Next Twelve Months

The Company believes that the proceeds of this Offering will satisfy its cash requirements for the next twelve months, based on the successful completion of the entire offering amount. The Company has no plans to merge with or acquire any company. The Company's may consider acquiring: real property or leases for property. If the Company undertakes to acquire additional real property or leases, it may have to raise additional funds in the next twelve months.

The Company expects to increase the number of employees at the corporate level.

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Financial Statements for the periods prior to September 30, 2021.

The expenses since inception relate to the old business and are not in any way related to the new business operations going forward. Until MSTO has positive cash flow, the expenses of the new business will be paid for using funds from the Regulation A offering.

Cost of revenue. The Company expects that the cost of revenue will consist primarily of expenses associated with the delivery and distribution of our services and products and the purchase/lease of land. These include expenses related to purchasing equipment, colocation, marketing, providing products and services and salaries and benefits for employees on our operations teams.

Research and development. The Company will engage in substantial research and development expenses. These will consist primarily of salaries and benefits for employees who are responsible for building new products as well as improving existing products. We will expense all of our research and development costs as they are incurred.

Marketing and sales. The Company will make substantial marketing and sales expenses which will consist primarily of salaries, and benefits for our employees engaged in sales, sales support, marketing, business development, operations, and customer service functions. Our marketing and sales expenses also include marketing and promotional expenditures.

General and administrative. The majority of our general and administrative expenses will consist of salaries, benefits, and share-based compensation for certain of our executives as well as our legal, finance, human resources, corporate communications and policy employees, and other administrative employees. In addition, general and administrative expenses include professional and legal services. The Company expects to incur substantial expenses in marketing the current Offering, in closing its acquisitions, and in promoting and managing these acquisitions.

Off-Balance Sheet Arrangements

The Company has no off-balance sheet arrangements.

Quantitative and Qualitative Disclosures about Market Risk

In the ordinary course of our business, we are not exposed to market risk of the sort that may arise from changes in interest rates or foreign currency exchange rates, or that may otherwise arise from transactions in derivatives.

The preparation of financial statements in conformity with GAAP requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company's significant estimates and assumptions include the fair value of the Company's common stock, stock-based compensation, the recoverability and useful lives of long-lived assets, and the valuation allowance relating to the Company's deferred tax assets.

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company's management, in consultation with its legal counsel as appropriate, assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company, in consultation with legal counsel, evaluates the perceived merits of any legal proceedings or unasserted claims, as well as the perceived merits of the amount of relief sought or expected to be sought therein. If the assessment of a contingency indicates it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company's financial statements. If the assessment indicates a potentially material loss contingency is not probable, but is reasonably possible, or is probable, but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed. Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

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Business

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Summary

Masterbeat Corp., also known as MSTO, is focused on becoming a premier real estate development company and automobile services company.

Corporate History

The Company, sometimes referred to herein as “we,” “us,” “our,” and the “Company” and/or “Masterbeat Corp” was incorporated in the state of Delaware on May 17, 2007 as Green Mountain Recovery, Inc. On December 18, 2009, Masterbeat entered into a Share Exchange Agreement with Masterbeat, LLC, formerly a California Limited Liability company, to become Masterbeat Corporation.

On March 6, 2014, the company filed a 15-15D to terminate the Company’s reporting responsibilities with the Securities Exchange Commission. During this time, the majority of the Company’s assets, including subsidiaries, were liquidated and the majority of outstanding liabilities were settled. Starting in March 2014, the Company operated as a business-consulting firm until June 2019. In June 2019, after several changes in management (2014 – 2019), the Company appointed Josh Tannariello as its CEO and sole executive officer.

The Company specializes in hard, tangible asset acquisitions with a focus on real estate, precious metals and other tangible assets. The Company formed its subsidiary, SBQ Holdings, LLC (“SBQ”), a Florida limited liability company, to handle its assets operations. Currently, SBQ is focused on real estate development. Thirty percent (30%) of SBQ’s membership interests are owned by the Company’s CEO, Josh Tannariello. Seventy percent of SBQ’s membership interests are owned by the Company.

The Company’s wholly-owned subsidiary JTEC Automotive Inc. (“JTEC”) was formed to focus on online automotive sales and servicing.

Overview

The Company will derive most of its revenue from its subsidiaries SBQ Holdings, LLC (“SBQ”) and JTEC Automotive Inc. (“JTEC”). SBQ is focused on real estate development and JTEC will focus on online automotive sales and servicing.

SBQ Holdings, LLC

Massive population growth, rapid urbanization and limited development of affordable housing options has left a major gap in the housing market. This has been exacerbated by the presence of the two largest generations in United States history – baby boomers and millennials – both in transitional phases in their lives. They are seeking modern, mid-range properties, yet these are increasingly difficult to find at reasonable rents, especially in red-hot markets like the Southeast’s major metros. For savvy investors and development companies, this presents an opportunity to offer quality properties at affordable prices while creating a large portfolio of income-generating properties and an enviable investor return.

MasterBeat Corp. and its subsidiary SBQ Holdings, LLC (“SBQ Holdings”) will meet a market demand for a variety of affordable housing for multiple sectors, focused on large metro areas in the Southeast United States initially. SBQ Holdings will leverage the experience of Company management in real estate rental management, investment management, property management and consulting to develop and manage a growing portfolio of multifamily properties.

This venture is launching operations in Florida with projects, from new builds to renovated acquisitions, in high-demand areas to include affordable housing as well as workforce, senior, student and military housing. Southeast Florida and Orlando in particular have pressing needs.

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Various investments will be created that range from build-and-hold , build-and-sell rental property and commercial investments, helping communities creating affordable housing. SBQ Holding will work with city governments, senior-housing developers, universities and military agencies. SBQ Holdings will also be examining investment opportunities in other high-grown states, including Georgia, Tennessee, Texas, Virginia and the Carolinas, which all have strong in-migration, large senior populations and a substantial student and military presence. SBQ Holdings believes that timing in the market is prime for investing in this region’s housing.

The Company’s CEO, Josh Tannariello, has nearly 20 years of experience in the construction industry, working with some of the largest multifamily developers in the country.

Products and Services

SBQ Holdings will meet the market’s demand by building and rehabbing multifamily projects nationwide, with emphasis on Florida, Georgia, South Carolina, North Carolina, Tennessee and Virginia. These have been among the fastest-growing states in the country the past several years, and SBQ Holdings will be providing renters with well-priced, excellent housing and investors with strong returns.

SBQ Holdings will purchase existing properties and build new construction, concentrating on location-based properties where the demand for workforce, student and affordable housing is at its greatest. As such, the real estate rental sector and real estate-related businesses primarily being targeted include, but are not limited to:

●	Workforce
●	Student
●	Military/VA
●	HUD/Affordable Housing

Through years of experience, Company management have developed a sophisticated and streamlined process for finding good values, evaluating their investment potential, and structuring favorable timelines for construction, repositioning, and potential sales. SBQ Holdings has the experience and capabilities to make it an attractive partner to potential target businesses, which enhances its ability to complete a successful business combination and bring value to the business post-business combination.

Not only does SBQ Holdings’ management team bring a combination of operating, investing, financial and transactional experience, but its members have worked closely together in the past with multiple related companies, creating value for stockholders.

In addition, great design and quality craftsmanship will be hallmarks of SBQ Holdings’ properties, with highly functional, beautiful floor plans, and modern features not commonly found at the price point. All new apartment/multifamily homes will be built to the highest possible standards utilizing:

●	Cost effective and attractive materials
●	Unique architectural features
●	Energy-efficient appliances
●	Resource-saving fixtures

Each project for SBQ Holdings will be studied on its own merit as either its own independent project or a sub-project. SBQ Holdings n will have a collection of qualified builders, contractors, and architecture/engineering professionals in various markets, with the ability to complete the project from concept to finished end product.

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Marketing

SBQ Holdings customers will be reached through direct sales, networking with business leaders, as well as internet marketing, public relations, and limited traditional marketing. The Company’s management has unique expertise as investors in and operators of companies in the real estate rental sector, including property management and consulting.

Initially, the Company will leverage its management’s existing relationships, as well as forming public and private partnerships in South Florida, Orlando, and the surrounding areas. SBQ Holdings will work with city governments, universities and military agencies to place affordable units in areas in need of new mid-level housing projects. SBQ Holdings will also network with complementary businesses, including developers, architects, and engineers that focus on multifamily/commercial and residential projects.

For property acquisition, sales, rentals, and disposition of real estate, SBQ Holdings will use traditional marketing methods and the internet to create a brand known for a consistent stock of high-quality newly built affordable properties within each metro area. Marketing will also include traditional methods used in the real estate rental market.

Internet marketing: SBQ Holdings will make extensive use of the internet, which is the primary way people find real estate and rentals. Search engine optimization (SEO) will be utilized because affordable rental housing is constantly being searched for by potential tenants and public housing agencies. SBQ Holdings’ website will include numerous keywords, including property location and features, to generate organic traffic.

SBQ Holdings’ website will showcase apartment, student, senior, and military housing portfolio. There will be photos and videos of the initial developments and investment options for future developments. There will be SEO to gain relevant traffic from private investors for the equity fund as well as consumers and government agencies. The website will allow people to contact SBQ Holdings to inquire about projects and to begin the application process.

Outdoor marketing: SBQ Holdings will use a variety of signage prominently placed for maximum visibility at properties before, during, and after construction to advertise that the property is being developed and units are for rent or sale, which will also help to establish brand recognition and drive traffic to the SBQ Holdings website.

Publicity: SBQ Holdings will create press releases and story ideas that are sent to a variety of media outlets, including to magazines, newspapers, TV shows and any business development, housing or lifestyle publications in each region. This is a way to potentially get free publicity in the media, which often lends more credibility than paid advertisements.

Advertising: SBQ Holdings will also advertise in local real estate magazines, brochures, and flyers.

JTEC Automotive Inc.

With the advent of online aggregation sites, selling cars in the United States has forever shifted from a tedious “kick the tires” process at multiple dealerships to a more simplified online search that results in trips to just one or two locations. Yet, even the best car search sites have limited scope, and few combine the many other auto-related market segments that both businesses and consumers increasingly seek online.

JTEC Automotive, Inc. (“JTEC”) has developed a new, best-in-class automotive-search site that encompasses all aspects of the interrelated automotive markets for the U.S. JTEC has already launched the web platform “JTECAutoWorld.com “.

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The hub of JTECAutoWorld.com is a new and used car sales platform that provides both the buyer and seller with seamless sales tools, including original and re-listing services and a custom-research option. All registered users of JTECAutoWorld.com and its app will gain access to an all-inclusive, one-stop platform with unmatched functionality.

JTEC Auto World also features a vast selection of new and used auto parts that includes: Epicor’s new parts e-catalog of over 12 million part numbers and 13,000 manufacturer lines; and Hollander’s EDEN used-parts software that features the first automated parts-locating network that connects auto recyclers, salvage yards, and retailers to offer more than 194 million parts from throughout the U.S. and Canada.

JTEC has also created the first comprehensive Automotive Technician and Services Directory that helps car owners research and connect with local service professionals at auto repair shops, body shops, custom shops, detailers and more.

JTEC will provide services that will target large-scale and small dealerships as well as wholesalers, fleet managers, brokers and other aggregators – giving them access to fast, secure, high-tech solutions and services to effectively market their products and attract qualified buyers. Simultaneously, consumers will have a new platform for connecting with trustworthy service providers. More than 14.4 million new cars were sold in the U.S. in 2020. Another 40 million used cars are sold in a typical year. In addition, around 10 million cars are sold at auctions each year. These transactions increasingly occur online, with $34 billion in online sales in 2020. JTECAutoWorld.com will be an invaluable platform for the more than 16,000 new-car dealers and 120,000 used-car dealers in the U.S. In addition, the market for auto parts was $62 billion in 2020, with around 42,000 businesses nationwide. Online auto parts accounts for approximately $12 billion of the market. There are also approximately 162,000 businesses in the automotive repair and maintenance services industry.

JTECAutoWorld.com was created to offer a better interface and business model through an efficient and easy to use automotive online platform. The Company believes the technology and sales revenue model at JTECAutoWorld.com can be a leader in this market. JTECAutoWorld.com will generate revenue from site and app advertising and transaction fees from auto parts, auto sales and car-care products.

JTECAutoWorld.com has a clean, simple interface, designed with sophistication and functionality. The resulting layout allow for quick and easy navigation to all of the site’s features.

JTEC estimates it will complete development of JTECAutoWorld.com and the JTECAutoWorld app by the second quarter of 2022 if this offering is fifty percent (50%) funded.

New & Used Vehicles

JTECAutoWorld.com’s market-price indicator tools show comprehensive valuations of new and used automobiles allowing both buyers and sellers, to make better and more educated decisions and have confidence in their purchase/sale transaction. The seamless process continues with additional consumer resources, including nationwide databases of auto finance companies offering pre-approved and instant financing and top auto insurance providers competing for client business.

New & Used Automotive Parts

A user can look up new or used automotive parts and accessories for their vehicle and compare prices between them to decide which one provides the better value and utility. An individual or salvage yard may open an account and list any part they may have for sale. A user simply must become a free registered subscriber, and then the user may buy or sell any new or used automotive part. The user may also list any automotive product they may have for sale.

JTECAutoWorld.com’s new Auto Parts E-Catalog System, provided by Epicor, features over 12 million part numbers, with over 13,000 manufacturer lines. Epicor’s PartExpert software is the aftermarket’s most complete and accurate database of replacement parts and related products for cars, light trucks, and medium-duty trucks available today. This world-class software features unparalleled coverage of domestic and foreign makes and models from 1962 to the current year and is referenced in more than 70 percent of all aftermarket part sales in North America.

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JTEC’s Used Auto Parts E-Catalog System is provided by Hollander. Hollander’s software features the first automated used automotive parts-locating network that connects auto recyclers, salvage yards and retailers throughout the United States and Canada. Hollander’s EDEN software provides access to more than 194 million used automotive parts from a trusted network of providers, allowing JTECAutoWorld.com the ability to display used automotive parts and accessories inventories to a wide and diverse audience.

Automotive Technician and Services Directory

JTECAutoWorld.com’s innovation extends to offering a unique digital marketplace focused on connecting car owners with local service professionals in the automotive industry. From auto repair and service mechanics, body shops, custom shops, wrapping and detailing providers, mobile mechanics and much more, JTECAutoWorld.com provides seamless access to any service a vehicle owner might require or desire. The evolving concept is similar to many well-known home-repair service and advisor platforms, with reviews and ratings, and will be seamlessly integrated with JTECAutoWorld.com’s Parts business segment.

Continuing with JTECAutoWorld.com’s seamless one-stop experience, the research tools incorporated in the Auto Technician and Services Directory will provide users the opportunity to learn about average repair costs, common installation problems, vehicle/part dependability and recommended service solutions. Additionally, consumers will have access to prescreened available warranties, extended warranties and other services.

Marketing/Strategy

Initially, JTECAutoWorld.com will mainly focus on marketing to its auto dealer members, auction services, fleet management companies, auto parts companies, and others, as well as promoting the JTEC brand so as to reach a large group of customers who will buy and sell their vehicles on the site. JTECAutoWorld.com will use this to reach key decision-makers, such as CTOs and COOs, as well as sales managers and individual owners of dealerships who need a better outlet for reaching highly motivated, qualified buyers.

JTECAutoWorld.com will also seek out direct access to decision-makers through conferences, trade shows, and highly targeted direct mail and email-based advertising. Upon wider launch, the JTECAutoWorld.com will locate, recruit and contract with regional sales reps who will function as the Company’s outside sales force, seeking to grow membership levels across the United States and beyond. Salespeople will be provided complete branded design materials including media kits, white papers, and sales literature, which will be sent to all contacts.

In addition, a combination of direct marketing, public relations, advertising, and social media will help position the JTECAutoWorld.com service and technology in the market as the premier new way for consumers to get the best deal on the exact car they want without having to hassle with dealerships, in addition to its parts and innovative auto service marketplace.

JTECAutoWorld.com’s marketing hinges on having an extensive online presence. This will include:

SEO: Search engine optimization (SEO) will help to not only bolster its membership rolls before, during, and after the initial platform launch, but also to grow its dealership membership levels after becoming established in the market. When a potential customer searches for new or certified pre-owned, or used cars, a link to the JTECAutoWorld.com website will ideally appear high in their search results. When a potential customer in various targeted geographic areas searches for service providers, key words and geographic-based tags will result in links to JTECAutoWorld.com’s website and social media pages, etc. JTECAutoWorld.com will also create advertorial-style articles that will be on the JTECAutoWorld.com website and Facebook pages, as well as released through article and press release services, explaining all the benefits of JTECAutoWorld.com business model to consumers, dealers, parts sellers and auto service professionals.

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PPC/CPM: JTECAutoWorld.com will use pay-per-click (PPC) and CPM (cost-per-thousand impressions) campaigns that advertise JTECAutoWorld.com along the sidebars of search engines and on relevant websites with text and banner ads that will reach professionals in the auto dealership and fleet sales industries, etc.

E-mail marketing: JTECAutoWorld.com has an extensive list of leads of dealerships, lot owners, auction companies, parts suppliers, and others. This list will be continually growing and will be used for targeting interested organizations and increasing the stock on the JTECAutoWorld.com platform. There will also be an opted-in email list for consumers, who will be sent updates on JTECAutoWorld.com’s inventory, new technology, and incentives to refer other customers to the site.

Facebook/Social Media: The JTECAutoWorld.com website has a Facebook link where visitors can hit the “Like” button to share the Company’s info within their social networks. The site also connects to YouTube, LinkedIn and Twitter.

Additionally, the Company will market through the following methods:

Press Releases: Press releases will be created, and the Company will enact a publicity blitz targeting news sources where dealership industry executives find their marketing news, and as well as places consumers find their automotive and tech news. This can include Auto Dealer Today, Used Car Dealer, DIGITAL Dealer, AutoSuccess, Modern Dealership, Car & Driver, Hemming’s Motor News, DuPont Registry and others.

Traditional Advertising: This will also occur in publications like those listed above and others, likely only after JTECAutoWorld.com has been established in the market and is attempting to enhance market share. At this point, TV, radio commercials, billboards and other ads will help create a well-known brand for JTECAutoWorld.com’s innovative and comprehensive auto-industry platform.

Trade Shows/Conventions/Meetings: These are vital to making connections with potential large-scale customers. JTECAutoWorld.com will attend swap meets, car shows and select trade shows and conventions within the auto and dealership industries in North America.

Video: The JTECAutoWorld.com platform and services will be presented through dynamic multimedia communications vehicles. Videos, in particular, are often the most effective way to showcase a new vehicle, parts, and services. HD videos will be produced and appear on the JTECAutoWorld.com website, YouTube, Google Video, and other sites.

Website and App Development

JTECAutoWorld.com is live and under construction. When finished, it will emphasize JTECAutoWorld.com as a new, cutting-edge web portal that is unlike anything else on the market. It will be an attractive and highly user-friendly website, and will outline the company’s products and services and highlight how easy and efficient JTECAutoWorld.com’s services are to use. This is an extensive undertaking, as it will encompass a very large database for downloading and storing information on the site. On the client side, the website will be easy to use and employ state-of-the-art filtering techniques to maximize each client visit to the site. The website will be professionally designed and maintained, presenting customers with a dynamic face for JTECAutoWorld.com.

Once the services and technology are fully built out, the JTECAutoWorld.com website will have an extensive back-end management system for dealers, suppliers, and service providers to view a dashboard of their account. The Company, as noted, will also enact an SEO campaign to increase online visibility and organic ranking on all major search engines.

JTECAutoWorld.com will also have apps available in the Apple and Google app stores.

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Competition

There are nearly 5,000 businesses nationally in the online car dealers market. Further, there are countless car-sales websites that facilitate sales between customer and dealers. The top car websites on the internet include1:

Yahoo Autos: 25 million estimated unique monthly views

AutoTrader.com: 15.5 monthly unique monthly views

Kelly Blue Book (KBB.com): 15 million unique monthly views

Cars.com: 14.5 million unique monthly views

Edmunds.com: 14 million unique monthly views

After the top 5 sites, the number of viewers drops off substantially. The next car-search site, for example, CarMax.com, has 4.5 million unique monthly views, Car Connection 2.75 million unique monthly views, and CarsDirect 2.5 million unique monthly views.

On the parts side, competitors include AutoZone, PepBoys, Advance Auto, O’Relly, RockAuto.com and others. Carvana, Vroom and Shift are also new sales platforms that are seeking to disrupt the car buying process. Many of these businesses may potentially list their vehicles, parts, and services on JTECAutoWorld.com.

JTECAutoWorld.com has a wholly unique business model that will provide all auto-related product and service providers with a fast and effective method to market to engaged buyers.

Environmental Regulations

Federal, state and local laws and regulations impose environmental controls, disclosure rules and zoning restrictions that directly impact the management, development, use, and/or sale of real estate and agricultural land. Such laws and regulations tend to discourage activities with respect to some properties, and may therefore adversely affect us specifically, and the real estate industry in general. Our failure to uncover and adequately protect against environmental issues in connection with a target financing of real estate may subject us to liability as lender to such property or asset, even if, the borrowers are contractually obligated to indemnify us against environmental liability. Environmental laws and regulations impose liability on current or previous real property owners or operators for the cost of investigating, cleaning up or removing contamination caused by hazardous or toxic substances at the property. The company may be held liable for such costs as a subsequent lender to each property. Liability can be imposed even if the original actions were legal and the company had no knowledge of, or was not responsible for, the presence of the hazardous or toxic substances. Further, the company may also be held responsible for the entire payment of the liability if it is subject to joint and several liability and the other responsible parties are unable to pay. The company may also be liable under common law to third parties for damages and injuries resulting from environmental contamination emanating from the site, including the presence of asbestos-containing materials. Insurance for such matters may not be available. Additionally, new or modified environmental regulations could develop in a manner that could adversely affect us.

Certain laws and regulations govern the removal, encapsulation or disturbance of asbestos containing materials (“ACMs”), when those materials are in poor condition or in the event of building renovation or demolition, impose certain worker protection and notification requirements and govern emissions of and exposure to asbestos fibers in the air. These laws may also impose liability for a release of ACMs and may enable third parties to seek recovery against the company for personal injury associated with ACMs.

Americans with Disabilities Act

Under the Americans with Disabilities Act, or ADA, all places of public accommodation are required to meet certain federal requirements related to access and use by disabled persons. All properties must comply with the ADA to the extent that they are considered “public accommodations” as defined by the ADA. The ADA may require removal of structural barriers to access by persons with disabilities in public areas of each Property where such removal is readily achievable. We will continue to assess our compliance with the ADA and to make alterations to each property as required.

[1] eBiz MBA. “The 15 Most Popular Car Websites.” March 2021. http://www.ebizmba.com/articles/car-websites

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Seasonality

We do not expect any seasonality in our business.

Litigation

The Company has no current, pending or threatened legal proceedings or administrative actions either by or against the Company issuer that could have a material effect on the issuer's business, financial condition, or operations and any current, past or pending trading suspensions

Facilities

We occupy offices at 5178 Stefan Ridge Way. Buford, Georgia 30519. We are working to secure other facilities.

Employees

As of September 30, 2021, we had three full-time and six part-time employees including officers and directors. We believe that we have been successful in attracting experienced and capable personnel. Our full-time employees have entered into an agreement with us requiring them not to compete or disclose our proprietary information. None of our employees is represented by a labor union. We believe that relations with these employees to be excellent.

Intellectual Property

We may rely on a combination of patent, trademark, copyright, and trade secret laws in the United States as well as confidentiality procedures and contractual provisions to protect our proprietary technology, databases, and our brand. Despite these reliances, we believe the following factors are more essential to establishing and maintaining a competitive advantage:

•	the technological skills of our service operations and research and development teams;

•	the expertise and knowledge of our service operations and research and development teams;

•	the real-time connectivity of our service offerings;

•	the continued expansion of our proprietary technology; and

•	a continued focus on the improved financial results of our clients.

We have a policy of requiring key employees and consultants to execute confidentiality agreements upon the commencement of an employment or consulting relationship with us. Our employee agreements also require relevant employees to assign to us all rights to any inventions made or conceived during their employment with us. In addition, we have a policy of requiring individuals and entities with which we discuss potential business relationships to sign non-disclosure agreements. Our agreements with clients include confidentiality and non-disclosure provisions.

Legal Proceedings

We may from time to time be involved in various claims and legal proceedings of a nature we believe are normal and incidental to our business. These matters may include product liability, intellectual property, employment, personal injury caused by our employees, and other general claims. We are not presently a party to any legal proceedings that, in the opinion of our management, are likely to have a material adverse effect on our business. Regardless of outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources and other factors.

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MANAGEMENT

______

The following table sets forth information regarding our executive officers, directors and significant employees, including their ages as of June 30, 2020:

Name and Principal Position	Age	Term of Office	Approximate hours per week
Josh Tannariello, Chief Executive Officer and Director		June 2019 to June 2024	50

Josh Tannariello – CEO and Director

Mr. Tannariello is a highly accomplished, result-driven Entrepreneur with more than 13 years of business experience, including extensive work construction and real estate development industries. In addition, Mr. Tannariello has demonstrated the ability to streamline business operations that drive growth and increase efficiency and bottom-line profits. Mr. Tannariello has strong qualifications in developing and implementing financial controls and processes in addition to productivity improvements and change management.

Mr. Tannariello currently serves as the Chief Executive Officer (CEO) and member of the Board of Directors of Masterbeat Corp. He has held these positions since June of 2019.

None of our officers or directors in the last five years has been the subject of any  conviction in a criminal proceeding or named as a defendant in a pending criminal proceeding (excluding traffic violations and other minor offenses), the entry of an order, judgment, or decree, not subsequently reversed, suspended or vacated, by a court of competent jurisdiction that permanently or temporarily enjoined, barred,  suspended or otherwise limited such person’s involvement in any type of business, securities,  commodities, or banking activities; a finding or judgment by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission, the Commodity Futures Trading Commission, or a state securities regulator of a violation of federal or state securities or commodities law, which finding or judgment has not been reversed, suspended, or vacated; or the entry of an order by a self-regulatory organization that permanently or temporarily barred, suspended or otherwise limited such person’s involvement in any type of business or securities activities.

There are no family relationships among and between our directors, officers, persons nominated or chosen by the Company to become directors or officers, or beneficial owners of more than five percent (5%) of the any class of the Company’s equity securities.

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EXECUTIVE COMPENSATION

______

Employment Agreements

On June 15, 2019, Mr. Tannariello entered into an employment agreement with the Company for a term of five years. Pursuant to his employment agreement, he has agreed to devote a substantial portion of his business and professional time and efforts to our business. Mr. Tannariello will receive an annual base salary of $180,000.00.1 Mr. Tannariello is also eligible to participate in any bonus pools established by the Company.

The employment agreements provide that each employee shall receive a salary determined by the Board of Directors commensurate with the development of the Company. Each employee may be entitled to receive, at the sole discretion of our Board of Directors or a committee thereof, bonuses based on the achievement (in whole or in part) by the Company of our business plan and achievement by the employee of fixed personal performance objectives.

The following table represents information regarding the total compensation our officers and directors of the Company for the period ended December 31, 2020:

Name and Principal Position	Cash Compensation	Annual Bonus Available	Other Compensation	Total Compensation

Josh Tannariello, CEO and Director	$0.00			$0.00

Total	$0.00			$0.00

______________________________

1 Mr. Tannariello has never received his salary from the Company.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

______

During the last two full fiscal years and the current fiscal year or any currently proposed transaction, there is no transaction involving the Company, in which the amount involved exceeds the lesser of $10,000 or one percent of the average of the Company’s total assets at year-end for its last three fiscal years.

The Company’s CEO, Josh Tannariello, owns thirty Percent (30%) of the membership interests of the Company’s subsidiary SBQ Holdings LLC.

Disclosure of Conflicts of Interest

The Company’s CEO, Josh Tannariello, owns thirty Percent (30%) of the membership interests of the Company’s subsidiary SBQ Holdings LLC.

Employment Agreements

Our officers and directors have entered into employment agreements with the Company for a term of five years. Pursuant to these employment agreements, they have agreed to devote a substantial portion of their business and professional time and efforts to our business. The employment agreements provide that each employee shall receive a salary determined by the Board of Directors commensurate with the development of the Company. The employee may be entitled to receive, at the sole discretion of our Board of Directors or a committee thereof, bonuses based on the achievement (in whole or in part) by the Company of our business plan and achievement by the employee of fixed personal performance objectives.

The employment agreements also contain covenants (a) restricting the executive from engaging in any activities competitive with our business during the terms of such employment agreements, and (b) prohibiting the executive from disclosure of confidential information regarding the Company at any time.

The Company's directors are elected by shareholders at each annual meeting or, in the event of a vacancy, appointed by the Board of Directors then in office to serve until the next annual meeting or until their successors are duly elected and qualified. The Company's executive officers are appointed by the Board of Directors and serve at the discretion of the Board of Directors.

Legal/Disciplinary History

None of Masterbeat Corp.’s Officers or Directors have been the subject of any criminal proceeding or named as a defendant in a pending criminal proceeding (excluding traffic violations and other minor offenses);

None of Masterbeat Corp.’s Officers or Directors have been the subject of any entry of an order, judgment, or decree, not subsequently reversed, suspended or vacated, by a court of competent jurisdiction that permanently or temporarily enjoined, barred, suspended or otherwise limited such person’s involvement in any type of business, securities, commodities, or banking activities;

None of Masterbeat Corp.’s Officers or Directors have been the subject of any finding or judgment by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission, the Commodity Futures Trading Commission, or a state securities regulator of a violation of federal or state securities or commodities law, which finding or judgment has not been reversed, suspended, or vacated; or

None of Masterbeat Corp.’s Officers or Directors has been the subject of any entry of an order by a self-regulatory organization that permanently or temporarily barred, suspended or otherwise limited such person’s involvement in any type of business or securities activities.

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Board Composition

Our board of directors currently consists of one member. Each director of the Company serves until the next annual meeting of stockholders and until his successor is elected and duly qualified, or until his earlier death, resignation or removal. Our board is authorized to appoint persons to the offices of Chairman of the Board of Directors, President, Chief Executive Officer, one or more vice presidents, a Treasurer or Chief Financial Officer and a Secretary and such other offices as may be determined by the board.

We have no formal policy regarding board diversity. In selecting board candidates, we seek individuals who will further the interests of our stockholders through an established record of professional accomplishment, the ability to contribute positively to our collaborative culture, knowledge of our business and understanding of our prospective markets.

Board Leadership Structure and Risk Oversight

The board of directors oversees our business and considers the risks associated with our business strategy and decisions. The board currently implements its risk oversight function as a whole. Each of the board committees when established will also provide risk oversight in respect of its areas of concentration and reports material risks to the board for further consideration.

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PRINCIPAL STOCKHOLDERS

______

The following table sets forth certain information known to us regarding beneficial ownership of our capital stock as of June 22, 2021 for (i) all executive officers and directors as a group and (ii) each person, or group of affiliated persons, known by us to be the beneficial owner of more than ten percent (10%) of our capital stock. The percentage of beneficial ownership in the table below is based on 728,361,015 shares of common stock deemed to be outstanding as of November 18, 2021.

Name and Address	Preferred Stock Series A	Common Stock	Percentage of Common Stock Outstanding on June 22, 2021 (1)	Percentage of Common Stock Outstanding Assuming All Shares Offered are Sold (2)
Josh Tannariello (3)	20,000,000	–	0	0
Total	20,000,000	–	0	0

(1) Based on a total of 728,361,015 shares of Common Stock outstanding as of November 18, 2021.

(2) Assumes all shares offered are sold.

(3) Josh Tannariello, the Company CEO is the owner of 20,000,000 Series A Preferred Shares which during votes are 2,000,000,000 voting shares. The 20,000,000 Series A Preferred Shares are also convertible into 200,000.000 shares of common stock.

Capitalization

Class of Stock	Par Value	Authorized	Outstanding as of November 18, 2021
Preferred Stock, Series A	0.0001	20,000,000	20,000,000
Preferred Stock, Undesignated	0.0001	5,000,000	0
Common Stock	0.0001	3,000,000,000	728,361,015

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DESCRIPTION OF SECURITIES

______

The Common Stock

We are authorized to issue 3,000,000,000 shares of Common Stock, $0.0001 par value. The holders of Common Stock are entitled to equal dividends and distributions, with respect to the Common Stock when, as, and if declared by the Board of Directors from funds legally available for such dividends. No holder of Common Stock has any preemptive right to subscribe for any of our stock nor are any shares subject to redemption. Upon our liquidation, dissolution or winding up, and after payment of creditors and any amounts payable to senior securities, the assets will be divided pro rata on a share-for-share basis among the holders of the shares of Common Stock. All shares of Common Stock now outstanding upon completion of this Offering and conversion of any Preferred Stock, are, and will be, fully paid, validly issued and non-assessable.

Holders of our Common Stock do not have cumulative voting rights, so that the holders of more than 50% of the shares voting for the election of directors will be able to elect 100% of the directors if they choose to do so, and in that event, the holders of the remaining shares will not be able to elect any members to the Board of Directors.

The Company has never paid any dividends to shareholders of our Common Stock. The declaration in the future of any cash or stock dividends will depend upon our capital requirements and financial position, general economic conditions, and other pertinent factors. We presently intend not to pay any cash or stock dividends in the foreseeable future. Management intends to reinvest earnings, if any, in the development and expansion of our business. No dividend may be paid on the Common Stock until all Preferred Stock dividends are paid in full.

Preferred Stock

We are authorized by our Articles of Incorporation to issue a maximum of 25,000,000 shares of Preferred Stock. This Preferred Stock may be in one or more series and containing such rights, privileges and limitations, including voting rights, conversion privileges and/or redemption rights, as may, from time to time, be determined by our Board of Directors. Preferred stock may be issued in the future in connection with acquisitions, financings or such other matters as the Board of Directors deems to be appropriate. In the event that any such shares of Preferred Stock shall be issued, a Certificate of Designation, setting forth the series of such Preferred Stock and the relative rights, privileges and limitations with respect thereto, shall be filed. The effect of such Preferred Stock is that our Board of Directors alone, within the bounds and subject to the federal securities laws and the Delaware Law, may be able to authorize the issuance of Preferred Stock which could have the effect of delaying, deferring or preventing a change in control of our Company without further action by the stockholders and might adversely affect the voting and other rights of holders of Common Stock. The issuance of Preferred Stock with voting and conversion rights also may adversely affect the voting power of the holders of Common Stock, including the loss of voting control to others.

The Company has no current plans to issue additional shares of any class of preferred stock other than those currently outstanding.

PREFERRED STOCK

The Board of Directors is expressly vested with the authority to divide any or all of the Preferred Stock into series and to fix and determine the relative rights and preferences of the shares of each series so established, provided, however, that the rights and preferences of the various series may vary only with respect to:

(a) the rate of dividend;

(b) whether the shares may be called and, if so, the call price and the terms and conditions of call;

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(c) the amount payable upon the shares in the event of voluntary and involuntary liquidation;

(d) sinking fund provisions, if any for the call or redemption of the shares;

(e) the terms and conditions, if any, on which the shares may be converted;

(f) voting rights; and

(g) whether the shares will be cumulative, noncumulative or partially cumulative as to dividends and the dates from which any cumulative dividends are to accumulate.

The Board of Directors shall exercise the foregoing authority by adopting a resolution setting forth the designation of each series and the number of shares therein, and fixing and determining the relative rights and preferences thereof. The Board of Directors may make any change in the designations, terms, limitations or relative rights or preferences of any series in the same manner, so long as no shares of such series are outstanding at such time.

Within the limits and restrictions, if any, stated in any resolution of the Board of Directors originally fixing the number of shares constituting any series, the Board of Directors is authorized to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of such series. In case the number of shares of any series shall be so decreased, the share constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

Existing Preferred Stock

Designations, Preferences, Rights And Limitations

Of Series A Preferred Stock

Designation and Number of Shares. 20,000,000 shares of Series A Preferred Stock have been authorized with a $0.0001 par value per share (the “Series A Preferred Stock” or “Series A Preferred Shares”). There are 20,000,000 shares of Series A Preferred Stock outstanding.

Dividends. The holders of Series A Preferred Stock shall not be entitled to receive dividends.

Liquidation Rights. In the event of any voluntary or involuntary liquidation. dissolution, or winding up of the Corporation the holders of shares of the Series A Preferred Stock then outstanding shall be entitled to be paid, out of the assets of the Corporation available for distribution to its stockholders whether from capital, surplus or earnings, an amount equal to one dollar ($1.00) per share.

Priority Rights. The Series A Preferred Stock shall rank, as to payment of dividends, rights to distribution of assets upon liquidation, dissolution rights and/or winding up rights of the Company and such other items as may arise from time to time: senior to the shares of (a) common stock, par value $0.0001 per share, of the Company, and (b) any other class or series of capital stock issued by the Company, except as otherwise approved by the affirmative vote or consent of the holders of a majority of the shares of the Series A Preferred Stock.

Voting Rights. The Series A Preferred Stockholders shall be entitled to vote on all matters requiring a shareholder vote of the Corporation. Each shareholder of record of the Series A Preferred Stock shall have one hundred (100) votes for each Series A Preferred share outstanding in his or her name in the records of the Company.

Conversion. Each holder of Series A Preferred Stock shall have the right to convert any or all of its Series A Preferred Stock into ten (10) shares of fully paid and nonassessable shares of Common Stock for each share of Series A Preferred Stock so converted.

52

DIVIDEND POLICY

______

We have never declared or paid cash dividends on our capital stock. We currently intend to retain any future earnings for use in the operation of our business and do not intend to declare or pay any cash dividends in the foreseeable future. Any further determination to pay dividends on our capital stock will be at the discretion of our Board of Directors, subject to applicable laws, and will depend on our financial condition, results of operations, capital requirements, general business conditions, and other factors that our Board of Directors considers relevant.

SECURITIES OFFERED

______

Current Offering

Masterbeat Corp. (“Masterbeat Corp.” “We,” or the “Company”) is offering up to $10,000,000 total of Securities, consisting of Common Stock, $0.0001 par value (the “Common Stock” or collectively the “Securities”).

The Common Stock

We are authorized to issue 3,000,000,000 shares of Common Stock, $0.0001 par value. The holders of Common Stock are entitled to equal dividends and distributions, with respect to the Common Stock when, as, and if declared by the Board of Directors from funds legally available for such dividends. No holder of Common Stock has any preemptive right to subscribe for any of our stock nor are any shares subject to redemption. Upon our liquidation, dissolution or winding up, and after payment of creditors and senior securities, the assets will be divided pro rata on a share-for-share basis among the holders of the shares of Common Stock. All shares of Common Stock now outstanding upon completion of this Offering are, and will be, fully paid, validly issued and non-assessable.

Holders of our Common Stock do not have cumulative voting rights, so that the holders of more than 50% of the shares voting for the election of directors will be able to elect 100% of the directors if they choose to do so. In that event, the holders of the remaining shares will not be able to elect any members to the Board of Directors.

Transfer Agent

Our transfer agent is Signature Stock Transfer, Inc., 14673 Midway Road, Suite 220, Addison, Texas 75001, Phone: (972) 612-4120. The transfer agent is registered under the Exchange Act and operates under the regulatory authority of the SEC and FINRA.

SHARES ELIGIBLE FOR FUTURE SALE

_____

Prior to this Offering, there has been a limited market for our Common Stock. Future sales of substantial amounts of our Common Stock, or securities or instruments convertible into our Common Stock, in the public market, or the perception that such sales may occur, could adversely affect the market price of our Common Stock prevailing from time to time. Furthermore, because there will be limits on the number of shares available for resale shortly after this Offering due to contractual and legal restrictions described below, there may be resales of substantial amounts of our Common Stock in the public market after those restrictions lapse. This could adversely affect the market price of our Common Stock prevailing at that time.

53

Rule 144

In general, a person who has beneficially owned restricted shares of our Common Stock for at least twelve months, would be entitled to sell such securities, provided that such person is not deemed to be an affiliate of ours at the time of sale or to have been an affiliate of ours at any time during the 90 days preceding the sale. A person who is an affiliate of ours at such time would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of shares that does not exceed the greater of the following:

●	1% of the number of shares of our Common Stock then outstanding; or

●	the average weekly trading volume of our Common Stock during the four calendar weeks preceding the filing by such person of a notice on Form 144 with respect to the sale;

provided that, in each case, we are subject to the periodic reporting requirements of the Exchange Act for at least 90 days before the sale. Rule 144 trades must also comply with the manner of sale, notice and other provisions of Rule 144, to the extent applicable.

LEGAL MATTERS

_____

Certain legal matters with respect to the shares of common stock offered hereby will be passed upon by Donnell E. Suares, Esq. of Brooklyn, N.Y.

EXPERTS

______

The consolidated financial statements of Masterbeat Corp. as of and for the year ended December 31, 2020 have been incorporated by reference in the registration statement in reliance upon the report of MaloneBailey LLP, CPA, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Masterbeat Corp.as of and for the year ended December 31, 2019 have been incorporated by reference in the registration statement in reliance upon the report of MaloneBailey LLP CPA, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

______

We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act with respect to the shares of common stock offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the common stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. Upon the completion of this Offering, we will be required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Securities Exchange Act of 1934. You may read and copy this information at the SEC's Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov.

54

F-1

Masterbeat Corporation

Consolidated Balance Sheet (Unaudited)

As of September 30, 2021 and December 31, 2020

Assets:	September 30, 2021	December 31, 2020
Current Assets:
Cash and Cash Equivalents	$3,711	$52,755
Accounts Receivable	–	4,960
Investments	45,500	–
Prepaids	10,000	9,515
Total Current Assets	59,211	67,230

Real Estate, net of depreciation ($0 and $9,692)	1,390,094	1,031,328

Loan Fees	14,960	–
Total Assets	$1,464,265	$1,098,558

Liabilities:
Current Liabilities:
Accounts Payable	$21,942	$626
Due to Related Party	–	371,554
Convertible Debt	58,500	51,000
Derivative Liability	89,856	51,344
Loan Payable	990,726	–
Mortgage Payable	374,000	–
Accrued Liabilities	39,775	44,483
Total Current Liabilities	1,574,801	519,007

Mortgage Payable	–	845,853

Total Liabilities	1,574,801	1,364,860

Shareholders Deficit:
Preferred Shares, par value $0.0001 per share, 25,000,000 Authorized, 20,000,000 Issued and Outstanding as of September 30, 2021; par value $0.0001 per share, 25,000,000 Authorized, 20,000,000 Issued and Outstanding as of December 31, 2020	2,000	2,000
Common Shares, par value $0.0001 per share, 850,000,000 Authorized, 723,361,015 Issued and Outstanding as of September 30, 2021; par value $0.0001 per share, 850,000,000 Authorized, 370,293,815 Issued and Outstanding as of December 31, 2020	72,336	37,029
Additional Paid in Capital	1,842,506	1,842,506
Accumulated Deficit	(2,027,378)	(2,147,579)
Total Shareholders Deficit	(110,536)	(266,044)
Non-Controlling Interest	–	(258)
Total Deficit	(110,536)	(266,302)
Total Liabilities and Shareholders Deficit	$1,464,265	$1,098,558

The Accompanying notes are an integral part of these financial statements

F-2

Masterbeat Corporation

Consolidated Statement of Operations (Unaudited)

For the Nine Months Ending September 30, 2021 and September 30, 2020

	Nine Months Ending	Nine Months Ending
	September 30, 2021	September 30, 2020
Revenues	$55,914	$0

Selling, General and Administrative Expenses	164,362	81,282
Depreciation	11,788	949
Total Expenses	176,720	82,231

Income/(Loss) from Operations	(120,236)	(82,231)

Other Income/(Expense):
Interest Expense	(101,253)	(11,771)
Gain/(Loss) on Derivative Liability	(38,512)	954,282
Gain/(Loss) on Sale of Real Estate	409,917	–
Total Other Income/(Expense)	270,152	942,511

Net Income/(Loss) before provision for Income Taxes	149,916	860,280

Net Income/(Loss) attributable to Non-Controlling Interest	(29,715)	–

Net Income/(Loss)	$120,201	$860,280

Weighted-average common shares outstanding	723,361,015	221,098,163
Income/(Loss) per Share	$0.00	$(0.00)

The Accompanying notes are an integral part of these financial statements

F-3

Masterbeat Corporation

Consolidated Statement of Operations (Unaudited)

For the Three Months Ending September 30, 2021 and September 30, 2020

	Three Months Ending	Three Months Ending
	September 30, 2021	September 30, 2021
Revenues	$2,991	$0

Selling, General and Administrative Expenses	45,459	51,630
Depreciation	–	949
Total Expenses	45,459	52,579

Income/(Loss) from Operations	(42,468)	(52,579)

Other Income/(Expense):
Interest Expense	(29,590)	(2,337)
Gain/(Loss) on Derivative Liability	–	(90,703)
Total Other Income/(Expense)	(29,590)	(93,040)

Net Income/(Loss) before provision for Income Taxes	(29,590)	(93,040)

Net Income/(Loss)	$(29,590)	$(93,040)

Weighted-average common shares outstanding	723,361,015	221,098,163
Income/(Loss) per Share	$(0.00)	$(0.00)

The Accompanying notes are an integral part of these financial statements

F-4

Masterbeat Corporation

Consolidated Statement of Cash Flows (Unaudited)

For the Nine Months Ending September 30, 2021 and September 30, 2020

	Nine Months Ending	Nine Months Ending
	September 30, 2021	September 30, 2021
Cash Flow From Operating Activities:
Net Income/(Loss)	$120,201	$966,764
Depreciation	11,788	–
(Gain)/Loss on Derivative Liability	38,512	(1,018,897)
Change in Accounts Receivable	4,960	–
Change in Prepaid Assets	(485)	–
Change in Accounts Payable	21,318	176
Change in Accrued Liabilities	(4,708)	20,601
Total Adjustments	71,385	(998,120)

Investing Cash Flows:
Change in Investments	(45,500)	–
Change in Loan Fees	(14,960)	–
Purchase of Real Estate	(370,554)	–
Total Investing Cash Flows:	(431,014)	–

Financing Cash Flows:
Change in Convertible Debt	7,500	–
Change in Loan Payable	990,726	–
Change in Mortgage Payable	(471,853)	–
Change in Common Stock	35,307	–
Change in Non Controlling Interest	258	–
Change in Related Party	(371,554)	31,356
Total Financing Cash Flows:	190,384	31,356

Increase/(Decrease) in Cash Equivalents	$(49,044)	$0

Beginning Cash Balance	$52,755	$500

Ending Cash Balance	$3,711	$500

The Accompanying notes are an integral part of these financial statements

F-5

Masterbeat Corporation

Consolidated Statement of Stockholders’ Equity (Unaudited)

For the Nine Months Ending September 30, 2021

	Preferred Shares	Preferred	Common Shares	Common	Non-controlling interest	Additional Paid in Capital	Accumulated Deficit	Total
Balance 12/31/18	20,000,000	$2,000	44,893,815	$4,489	$–	$58,404	$(587,321)	$(522,428)
Conversion of Debt			25,900,000	2,590		23,310		25,900
Resolution of Derivative Liability						1,094,518		1,094,518
Net Income/(Loss)							(2,392,342)	(2,392,342)
Balance 12/31/19	20,000,000	$2,000	70,793,815	$7,079	$–	$1,176,232	$(2,979,663)	$(1,794,352)
Conversion of Debt			299,500,500	29,950		231,700		261,650
Resolution of Derivative Liability						434,574		434,574
Net Income/(Loss)					258		831,826	832,048
Balance 12/31/20	20,000,000	$2,000	370,293,815	$37,029	$(258)	$1,842,506	$(2,147,579)	$(266,302)
Sales of NCI					(29,457)			(29,457)
Resolution of Derivative Liability			263,000,000	26,300				26,300
Conversion of Debt			90,007,200	9,007				9,007
Net Income/(Loss)					29,715		120,201	149,916
Balance 09/30/21	20,000,000	$2,000	723,361,015	$72,336	$0	$1,842,506	$(2,027,378)	$(110,536)

The Accompanying notes are an integral part of these financial statements

F-6

Masterbeat Corporation

Notes to Financial Statements

For the Nine Months ending September 30, 2021

NOTE 1 - NATURE OF BUSINESS

ORGANIZATION

Masterbeat Corporation (“Masterbeat or the “Company”) was incorporated in the state of Delaware on May 17, 2007 as Green Mountain Recovery, Inc. On December 18, 2009, Masterbeat entered into a Share Exchange Agreement with Masterbeat, LLC, formerly a California Limited Liability company, to become Masterbeat Corporation.

On March 6, 2014, the company filed a 15-15D to terminate the Company’s reporting responsibilities with the Securities Exchange Commission. During this time, the majority of the Company’s assets, including subsidiaries, were liquidated and the majority of outstanding liabilities were settled. Starting in March 2014, the Company operated as a business-consulting firm until June 2019. After several changes in management (2014 – 2019), the Company appointed Josh Tannariello as its CEO and sole executive officer, in June 2019.

The Company specializes in hard, tangible asset acquisitions with an intense focus on real estate, precious metals and other tangible assets. The Company started SBQ Holdings, LLC, a Florida limited liability company, to handle its assets operations. The Company believes its progressive approach to an old school model, especially in this market based on fragile earnings multiples and uncertainty, to acquire hard, tangible assets will not only offer long term capital appreciation but also deliver revenues, profits and self-sustainability.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

GOING CONCERN

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. The Company currently has $3,711 of cash on hand, a stockholders’ deficit of $119,543 with an accumulated Deficit of $2,147,579 and current period revenues of $55,914 from property management operations. The Company cannot be certain that it will be successful in its various growth strategies.

These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

CONSOLIDATIONS

Masterbeat Corporation owns 70% of its subsidiary SBQ, LLC. The remaining 30% is owned by its current Chief Executive Officer.

USE OF ESTIMATES

The preparation of financial statements in conformity with U.S. general accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

F-7

CASH AND CASH EQUIVALENTS

For purposes of the statement of cash flows, cash equivalents include demand deposits, money market funds, and all highly liquid debt instructions with original maturities of six months or less.

FINANCIAL INSTRUMENTS

The Company’s balance sheet includes certain financial instruments, primarily, cash, accounts receivable, inventory, accounts payable, and debt to related parties. The carrying amounts of current assets and current liabilities approximate their fair value due to the relatively short period of time between the origination of these instruments and their expected realization.

CONCENTRATIONS AND CREDIT RISKS

The Company’s financial instruments that are exposed to concentrations and credit risk primarily consist of its cash, sales and accounts receivable.

Cash - The Company places its cash and cash equivalents with financial institutions of high credit worthiness. At times, its cash and cash equivalents with a particular financial institution may exceed any applicable government insurance limits. The Company’s management plans to assess the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures are limited.

PROPERTY, EQUIPMENT AND LONG-LIVED ASSETS

Property and equipment are recorded at cost. Depreciation is provided over the estimated useful lives of the assets, 30 years, utilizing the straight method. Maintenance and repairs are expensed as incurred. Expenditures, which significantly increase value or extend useful asset lives are capitalized. When property or equipment is sold or retired, the related costs and accumulated depreciation are removed from the accounts and any gain or loss is recognized. The carrying amount of all long-lived assets is evaluated periodically to determine if adjustment to the depreciation period or the undepreciated balance is warranted. Long-lived assets such as property, equipment and identifiable intangibles are reviewed for impairment whenever facts and circumstances indicate that the carrying value may not be recoverable. When required, impairment losses on assets to be held and used are recognized based on the fair value of the asset.

SHARE-BASED COMPENSATION

ASC 718, Compensation – Stock Compensation, prescribes accounting and reporting standards for all share- based payment transactions in which employee services are acquired. Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values.

That expense is recognized in the period of grant.

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASU No. 2018-07, Improvements to Nonemployee Share-Based Payment Accounting. The amendments specify that Topic 718 applies to all share-based payment transactions in which a grantor acquires goods or services to be used or consumed in a grantor’s own operations by issuing share-based payment awards. The amendments also clarify that Topic 718 does not apply to share-based payments used to effectively provide (1) financing to the issuer or (2) awards granted in conjunction with selling goods or services to customers as part of a contract accounted for under Topic 606, Revenue from Contracts with Customers.

F-8

INCOME TAXES

The Company accounts for income taxes under ASC 740, Income Taxes. Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations. Deferred tax assets or liabilities were off-set by a 100% valuation allowance, therefore there has been no recognized benefit as of the release of these financial statements.

COMMITMENTS AND CONTINGENCIES

The Company follows ASC 450-20, “Loss Contingencies,” to report accounting for contingencies. Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

(LOSS) EARNINGS PER SHARE

Basic EPS is calculated by dividing net income (loss) available to common stockholders by the weighted average number of shares of the Company’s common stock outstanding during the period. Diluted EPS is calculated based on the net income (loss) available to common stockholders and the weighted average number of shares of common stock outstanding during the period, adjusted for the effects of all potential dilutive common stock issuances related to options, warrants, restricted stock units and convertible preferred stock. The dilutive effect of our share-based awards and warrants is computed using the treasury stock method, which assumes all share-based awards and warrants are exercised and the hypothetical proceeds from exercise are used to purchase common stock at the average market price during the period. The incremental shares (i.e., the difference between shares assumed to be issued versus purchased), to the extent they would have been dilutive, are included in the denominator of the diluted EPS calculation. The dilutive effect of our convertible preferred stock is computed using the if-converted method, which assumes conversion at the beginning of the year. However, when a net loss exists, no potential common stock equivalents are included in the computation of the diluted per-share amount because the computation would result in an anti-dilutive per-share amount.

Potentially dilutive securities excluded from the computation of basic and diluted net loss per share for the nine months ended September 30, 2021 and December 31, 2020 were as follows:

	September 30, 2021	December 31, 2020
Total Convertible Debt	$37,732,935	$27,567,568
Total	$37,732,935	$27,567,568

NOTE 3 - INCOME TAXES

Income taxes are provided based upon the liability method. Under this approach, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end. A valuation allowance is recorded against deferred tax assets if management does not believe the Company has met the “more likely than not” standard imposed by accounting standards to allow recognition The Company expected no net deferred tax assets to be recognized, resulting from net operating loss carry forwards. Deferred tax assets were offset by a corresponding allowance of 100%. The Company experienced a change in control subsequent to the balance sheet date and therefor no more than an insignificant portion of this net operating allowance will ever be used against future taxable income.

F-9

The cumulative tax effect at the expected rate of 21% of significant items comprising the Company’s net deferred tax amount is as follows:

	September 3, 2021	December 31, 2020
Deferred tax asset attributable to:
Net Operating Loss	$121,850	$32,599
Valuation Allowance	$(121,850)	$(32,599)

The amount taken into income as deferred tax assets must reflect that portion of the income tax loss carry forwards that is more likely-than-not to be realized from future operations. The Company has chosen to provide an allowance of 100% tax loss carry forwards, regardless of their time of expiry.

No provision for income taxes has been provided in these financial statements due to the net loss. At December 31, 2020, the Company has net operating loss carry forwards, which expire commencing in 2035, totaling approximately $70,000, the benefit of which has not been recorded in the financial statements.

NOTE 4 – REAL ESTATE

On September 28, 2020, the Company purchased a real estate property at 246 Driftwood Road, Miramar Beach, FL 32550 from its Chief Executive Officer. The Company agreed to a promissory note of $220,000 which was loaned by its Chief Executive Officer for the down payments of the property and assumed a 30 mortgage in the amount of $880,000 with a 7 year ARM at 5.125%. On May 3, 2021, the Company sold the property at 246 Driftwood Road, Miramar Beach, FL 32550 for $1,400,000.

On July 20, 2021, the Company purchased a real estate property at Baird Road, Santa Rosa Beach, FL 32459 for $965,765.50. The Company assumed a 12 month interest only mortgage in the amount of $374,000.

Real Estate at September 30, 2021 and December 31, 2020 consists of:

	September 30, 2021	December 31, 2020
Real Estate	$1,390,094	$1,039,983
Less Accumulated Depreciation	–	(8,732)
Property, Plant and Equipment, Net	$1,390,094	$1,031,251

NOTE 5 – CONVERTIBLE NOTE PAYABLE AND DERIVATIVE LIABILITIES

On September 18, 2015, the Company and Braeden Storm Enterprises, Inc. (“Braeden”) entered into an unsecured convertible notes payable for $210,000 with a conversion price of $0.0001. On May 29, 2019, the Company and Braeden amended the convertible note to include interest accruing at 10% commencing September 18, 2015 and a conversion price of the lower of $0.001 or 50% of the lowest per share market value of the ten (10) trading days immediately preceding the conversion date.

On June 15, 2020, July 7, 2020, July 8, 2020, December 17, 2020 and March 18, 2021 the Company and Braeden entered into unsecured convertible notes payable for $6,000, $15,000, $15,000, $15,000 and $7,500, respectively with a conversion price of the lowest bid of the prior 3 trading days.

The total principal due on September 30, 2021 was $58,500 with an unamortized discount of $0 resulting in a balance of $58,500 at September 30, 2021. The Company had conversions of $0 in principal and $72,336 in accrued interest during the nine months ended September 30, 2021. Total principal due at December 31, 2020 is $51,000 with an unamortized discount of $0 with a resulting balance of $51,000.

F-10

Due to their being no explicit limit to the number of shares to be delivered upon settlement of the above conversion options embedded in the Convertible Promissory Notes, the options are classified as derivative liabilities and recorded at fair value.

Derivative Liability:

As of September 30, 2021 and December 31, 2020, the fair values of the conversion options on the convertible notes were determined to be $89,856 and $51,344, respectively using a Black-Scholes option-pricing model. During the nine months ended September 30, 2021 and 2020, there was a loss on mark-to-market of the conversion options of $13,782 and $366,265, respectively. During the nine months ended September 30, 2021, the gain on derivative liability was $24,730 and during the nine months ended September 30, 2020, the gain on derivative liability was $1,018,898.

The following table summarizes the derivative liabilities included in the consolidated balance sheet at September 30, 2021:

September 30, 2021
Beginning Balance	$51,344
Day on loss on fair value	13,782
Gain on change in fair value	24,730
Ending Balance	$89,856

Pursuant to ASC 815, “Derivatives and Hedging,” the Company recognized the fair value of the embedded conversion feature of all the notes. At September 30, 2021, respectively, the initial fair value of the derivative liability was determined using the Black Scholes option pricing model with a quoted market price of $0.0027 to $0.0275, a conversion price between $0.0001, expected volatility of 263% to 297%, no expected dividends, an expected term of one year and a risk-free interest rate of 0.0003% to 0.125%.

During the nine months ended September 30, 2021 and 2020, the Company recorded amortization of debt discount of $0.

NOTE 6– FAIR VALUE OF FINANCIAL INSTRUMENTS

ASC 820, “Fair Value Measurements”, requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

F-11

The Company’s financial instruments consist principally of cash, accounts payable and accrued liabilities, and due to related party. Pursuant to ASC 820, the fair value of the Company's cash equivalents is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. The Company believes that the recorded values of all of the other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

The following table sets forth by level with the fair value hierarchy the Company’s financial assets and liabilities measured at fair value on September 30, 2021.

	Level 1	Level 2	Level 3	Total
Assets	$–	$–	$–	$–
Liabilities	–	–	–	–
Derivative Financial Instruments	$–	$–	$89,856	$89,856

The following table sets forth by level with the fair value hierarchy the Company’s financial assets and liabilities measured at fair value on December 31, 2020.

	Level 1	Level 2	Level 3	Total
Assets	$–	$–	$–	$–
Liabilities	–	–	–	–
Derivative Financial Instruments	$–	$–	$51,344	$51,344

NOTE 7- RELATED PARTIES

As of September 30, 2021, the current Chief Executive Officer owes the company $70,374 ($371,554 – December 31, 2020) for advances made from the Company.

NOTE 8- EQUITY

At the end of the period represented by this disclosure document, the Company is authorized to issue 25,000,000 shares of $0.001 par value Preferred Stock, of which, 20,000,000 shares of $0.0001 par value convertible Preferred Series A stock are designated and issued. Each share of convertible Preferred Series A Stock is convertible into 10 shares of common stock, has 100 votes, has no dividend rights except as may be declared by the Board of Directors, and has a liquidation preference of $1.00 per share.

The company was authorized to issue 850,000,000 shares of $0.0001 par value common stock.

During the twelve months ended December 31, 2019, the company has issued 25,900,000 new shares for the conversion of $25,900 in principal and interest on convertible debt bringing the total outstanding shares to 70,793,815.

During the twelve months ended December 31, 2020, the company has issued 299,500,000 new shares for the conversion of $261,650 in principal and interest on the convertible debt bringing the total outstanding shares to 370,293,815.

During the nine months ended September 30, 2021, the company has issued 353,067,200 new shares for the conversion of $35,306 in principal and interest on the convertible debt bringing the total outstanding shares to 723,361,015.

F-12

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

Masterbeat Corporation

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Masterbeat Corporation (the “Company”) as of December 31, 2020 and 2019, and the related consolidated statements of operations, stockholders’ deficit, and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Matter

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgements. We determined that there are no critical audit matters.

/s/ MaloneBailey, LLP

www.malonebailey.com

We have served as the Company's auditor since 2020.

Houston, Texas

August 31, 2021

F-13

Masterbeat Corporation

Consolidated Balance Sheets

As of December 31, 2020 & 2019

	As of December 31, 2020	As of December 31, 2019
Current Assets
Cash and cash equivalents	$52,755	$–
Rent receivable	4,960	–
Prepaids	9,515	–
Total current assets	67,230	–

Real Estate, net of depreciation ($9,682 and $0)	1,031,328	–
Total assets	$1,098,558	$–

Accounts payable	$626	$450
Due to Related Party	371,554	44,622
Convertible Debt	51,000	184,100
Derivative Liability	51,344	1,472,979
Accrued Liabilities	44,483	92,201
Total current liabilities	519,007	1,794,352
Mortgage Payable	845,853	–
Total liabilities	1,364,860	1,794,352

Shareholders’ Deficit
Preferred Shares, par value $0.0001 per share, 25,000,000 Authorized; 20,000,000 Issued and outstanding as of December 31, 2020; Par value $0.0001 per share, 20,000,000 Authorized, and 20,000,000 Issued and outstanding as of December 31, 2019	2,000	2,000
Common Shares, par value $0.0001 per share, 850,000,000 Authorized; 370,293,815 Issued and outstanding as of December 31, 2020, and Par value $0.0001 Per Share, 80,000,000 Authorized, 70,793,815 Issued and outstanding as of December 31, 2019	37,029	7,079
Additional Paid In Capital	1,842,506	1,176,232
Accumulated deficit	(2,147,579)	(2,979,663)
Total Stockholders’ Deficit	(266,044)	(1,794,352)
Non-controlling interest	(258)	–
Total Deficit	(266,302)	(1,794,352)
Total liabilities and shareholders’ Deficit	$1,098,558	$–

The accompanying notes are an integral part of these consolidated financial statements

F-14

Masterbeat Corporation

Consolidated Statements of Operations

For the years ended December 31, 2020 & 2019

	Year Ended December 31, 2020	Year Ended December 31, 2019
Rental Revenue	$18,773	$–

Selling, General and Administrative	128,653	39,572

LOSS FROM OPERATIONS	(109,880)	(39,572)

OTHER INCOME (EXPENSE):

Interest Expense	45,355	28,660
(Gain)/Loss on Derivative Liability	(987,061)	2,324,110

TOTAL OTHER INCOME (EXPENSE):	941,706	(2,352,770)

NET INCOME (LOSS)	831,826	(2,392,342)

NET INCOME (LOSS) TO PARENT	831,826	(2,392,342)
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST	258	–
NET INCOME (LOSS)	$832,084	$(2,392,342)

Weighted-average common shares outstanding - basic	188,882,613	52,826,966
Income (Loss) per share - basic	$0.00	$(0.05)
Weighted-average common shares outstanding - diluted	216,450,181	52,826,966
Income (Loss) per share - diluted	$0.00	$(0.05)

The accompanying notes are an integral part of these consolidated financial statements

F-15

Masterbeat Corporation

Consolidated Statements of Cashflows

For the years ended December 31, 2020 & 2019

	Year Ended December 31, 2020	Year Ended December 31, 2018
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$831,826	$(2,392,342)
Adjustments to reconcile income/loss to Net cash provided by	–	–
(Gain)/Loss on Derivative Liability	(987,061)	2,324,110
Depreciation	9,682	–
Changes in assets and liabilities:
Increase/(decrease) in rent receivable	(4,960)	–
Increase/(decrease) in prepaids	(9,515)	–
Increase/(decrease) in accounts payable	176	450
Increase/(decrease) in accrued liabilities	29,832	23,160
Net Cash flows from operating activities	(130,020)	(44,622)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from convertible notes	51,000	–
Proceeds from related party advances	136,422	44,622
Repayments of mortgage loan	(4,647)	–
Total cash flows from financing activities	182,775	44,622

Increase in cash and equivalents	52,755	–
Cash and cash equivalents at beginning of Period	–	–
Cash and cash equivalents at end of Period	$52,755	$–

Non-cash Transactions
Common stock issued for debt and interest conversion	$261,650	$25,900
Resolution of derivative liability due to conversion	$434,574	$1,094,518
Acquisition of real estate from related party	$1,041,010	$–
Assumption of mortgage payable from related party	$850,500	$–
Assumption of related party advances from real estate acquisition	$190,510	$–

The accompanying notes are an integral part of these consolidated financial statements

F-16

Masterbeat Corporation

Consolidated Statement of Stockholders’ Deficit

For the years ended December 31, 2020 & 2019

	Preferred Shares	Preferred	Common Shares	Common	Additional Paid In Capital	Accumulated Deficit	Total Stockholders’ Deficit	Non-controlling interest	Total Deficit
Balance, December 31, 2018	20,000,000	$2,000	44,893,815	$4,489	$58,404	$(587,321)	$(522,428)	$–	$(522,428)
Conversion of Debt	–	–	25,900,000	2,590	23,310	–			25,900
Resolution of Derivative Liability	–	–	–	–	1,094,518	–			1,094,518
Net Income (Loss)	–	–	–	–	–	(2,392,342)	(2,392,342)		(2,392,342)
Balance, December 31, 2019	20,000,000	$2,000	70,793,815	$7,079	$1,176,232	$(2,979,663)	(1,794,352)	–	$(1,794,352)
Conversion of Debt and accrued interest			299,500,000	29,950	231,700		261,650		261,650
Resolution of Derivative Liability					434,574		434,574		434,574
Net Income (Loss)						831,826	831,826	258	832,048
Balance, December 31, 2020	20,000,000	$2,000	370,293,815	$37,029	$1,842,506	$(2,147,579)	$(266,044)	$258	$(266,302)

The accompanying notes are an integral part of these consolidated financial statements

F-17

Masterbeat Corporation

Notes to the Consolidated Financial Statements
For the years ended December 31, 2020 and 2019

NOTE 1 - NATURE OF BUSINESS

ORGANIZATION

Masterbeat Corporation (“Masterbeat or the “Company”) was incorporated in the state of Delaware on May 17, 2007 as Green Mountain Recovery, Inc. On December 18, 2009, Masterbeat entered into a Share Exchange Agreement with Masterbeat, LLC, formerly a California Limited Liability company, to become Masterbeat Corporation.

On March 6, 2014, the company filed a 15-15D to terminate the Company’s reporting responsibilities with the Securities Exchange Commission. During this time, the majority of the Company’s assets, including subsidiaries, were liquidated and the majority of outstanding liabilities were settled. Starting in March 2014, the Company operated as a business-consulting firm until June 2019. After several changes in management (2014 – 2019), the Company appointed Josh Tannariello as its CEO and sole executive officer, in June 2019.

The Company specializes in hard, tangible asset acquisitions with an intense focus on real estate, precious metals and other tangible assets. The Company started SBQ Holdings, LLC, a Florida limited liability company, to handle its assets operations. The Company believes its progressive approach to an old school model, especially in this market based on fragile earnings multiples and uncertainty, to acquire hard, tangible assets will not only offer long term capital appreciation but also deliver revenues, profits and self-sustainability.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

GOING CONCERN

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. The Company currently has $52,755 of cash on hand, a stockholders’ deficit of $266,302 with an accumulated Deficit of $2,147,579 and current period revenues of $18,773 from property management operations. The Company cannot be certain that it will be successful in its various growth strategies.

These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

REVENUE RECOGNITION

The Company recognizes revenue from contracts with customers in accordance with ASC Topic 606, Revenue from Contracts with Customers (the “revenue standard”). The core principle of the revenue standard is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. A good or service is transferred to a customer when, or as, the customer obtains control of that good or service. The following five steps are applied to achieve that core principle:

•         Step 1: Identify the contract with the customer

•         Step 2: Identify the performance obligations in the contract

•         Step 3: Determine the transaction price

•         Step 4: Allocate the transaction price to the performance obligation in the contract

•         Step 5: Recognize revenue when the company satisfies a performance condition

F-18

The Company’s revenue is primarily generated from rental income derived from its real estate properties. The revenue is recognized as it is earned.

CONSOLIDATIONS

Masterbeat Corporation owns 70% of its subsidiary SBQ, LLC. The remaining 30% is owned by its current Chief Executive Officer.

USE OF ESTIMATES

The preparation of financial statements in conformity with U.S. general accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

For purposes of the statement of cash flows, cash equivalents include demand deposits, money market funds, and all highly liquid debt instructions with original maturities of six months or less.

FINANCIAL INSTRUMENTS

The Company’s balance sheet includes certain financial instruments, primarily, cash, accounts receivable, inventory, accounts payable, and debt to related parties. The carrying amounts of current assets and current liabilities approximate their fair value due to the relatively short period of time between the origination of these instruments and their expected realization.

CONCENTRATIONS AND CREDIT RISKS

The Company’s financial instruments that are exposed to concentrations and credit risk primarily consist of its cash, sales and accounts receivable.

Cash - The Company places its cash and cash equivalents with financial institutions of high credit worthiness. At times, its cash and cash equivalents with a particular financial institution may exceed any applicable government insurance limits. The Company’s management plans to assess the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures are limited.

PROPERTY, EQUIPMENT AND LONG-LIVED ASSETS

Property and equipment are recorded at cost. Depreciation is provided over the estimated useful lives of the assets, 30 years, utilizing the straight method. Maintenance and repairs are expensed as incurred. Expenditures, which significantly increase value or extend useful asset lives are capitalized. When property or equipment is sold or retired, the related costs and accumulated depreciation are removed from the accounts and any gain or loss is recognized. The carrying amount of all long-lived assets is evaluated periodically to determine if adjustment to the depreciation period or the undepreciated balance is warranted. Long-lived assets such as property, equipment and identifiable intangibles are reviewed for impairment whenever facts and circumstances indicate that the carrying value may not be recoverable. When required, impairment losses on assets to be held and used are recognized based on the fair value of the asset.

F-19

SHARE-BASED COMPENSATION

ASC 718, Compensation – Stock Compensation, prescribes accounting and reporting standards for all share- based payment transactions in which employee services are acquired. Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized in the period of grant.

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASU No. 2018-07, Improvements to Nonemployee Share-Based Payment Accounting. The amendments specify that Topic 718 applies to all share-based payment transactions in which a grantor acquires goods or services to be used or consumed in a grantor’s own operations by issuing share-based payment awards. The amendments also clarify that Topic 718 does not apply to share-based payments used to effectively provide (1) financing to the issuer or (2) awards granted in conjunction with selling goods or services to customers as part of a contract accounted for under Topic 606, Revenue from Contracts with Customers.

INCOME TAXES

The Company accounts for income taxes under ASC 740, Income Taxes. Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations. Deferred tax assets or liabilities were off-set by a 100% valuation allowance, therefore there has been no recognized benefit as of the release of these financial statements.

COMMITMENTS AND CONTINGENCIES

The Company follows ASC 450-20, “Loss Contingencies,” to report accounting for contingencies. Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

(LOSS) EARNINGS PER SHARE

Basic EPS is calculated by dividing net income (loss) available to common stockholders by the weighted average number of shares of the Company’s common stock outstanding during the period. Diluted EPS is calculated based on the net income (loss) available to common stockholders and the weighted average number of shares of common stock outstanding during the period, adjusted for the effects of all potential dilutive common stock issuances related to options, warrants, restricted stock units and convertible preferred stock. The dilutive effect of our share-based awards and warrants is computed using the treasury stock method, which assumes all share-based awards and warrants are exercised and the hypothetical proceeds from exercise are used to purchase common stock at the average market price during the period. The incremental shares (i.e., the difference between shares assumed to be issued versus purchased), to the extent they would have been dilutive, are included in the denominator of the diluted EPS calculation. The dilutive effect of our convertible preferred stock is computed using the if-converted method, which assumes conversion at the beginning of the year. However, when a net loss exists, no potential common stock equivalents are included in the computation of the diluted per-share amount because the computation would result in an anti-dilutive per-share amount.

F-20

NET INCOME (LOSS)	$832,084	$(2,392,342)

Weighted-average common shares outstanding- basic	188,882,613	52,826,966
Income (Loss) per share – basic	$0.00	$(0.05)
Weighted-average common shares outstanding- diluted	216,450,181	52,826,966
Income (Loss) per share – diluted	$0.00	$(0.05)

Potentially dilutive securities excluded from the computation of basic and diluted net loss per share for the twelve months ended December 31, 2020 and 2019 were as follows:

	December 31, 2020	December 31, 2019
Convertible debt	$27,567,568	$184,100,000
Total	$27,567,568	$184,100,000

NOTE 3 - INCOME TAXES

Income taxes are provided based upon the liability method. Under this approach, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end. A valuation allowance is recorded against deferred tax assets if management does not believe the Company has met the “more likely than not” standard imposed by accounting standards to allow recognition The Company expected no net deferred tax assets to be recognized, resulting from net operating loss carry forwards. Deferred tax assets were offset by a corresponding allowance of 100%. The Company experienced a change in control subsequent to the balance sheet date and therefor no more than an insignificant portion of this net operating allowance will ever be used against future taxable income.

The cumulative tax effect at the expected rate of 21% of significant items comprising the Company’s net deferred tax amount is as follows:

	December 31 2020	December 31, 2019
Deferred tax asset attributable to:
Net operating loss	$52,000	$14,329
Valuation allowance	(52,000)	(14,329)
Net	$–	$–

The amount taken into income as deferred tax assets must reflect that portion of the income tax loss carry forwards that is more likely-than-not to be realized from future operations. The Company has chosen to provide an allowance of 100% against all available income tax loss carry forwards, regardless of their time of expiry.

No provision for income taxes has been provided in these financial statements due to the net loss. At December 31, 2020, the Company has net operating loss carry forwards, which expire commencing in 2035, totaling approximately $244,000, the benefit of which has not been recorded in the financial statements.

F-21

NOTE 4 – REAL ESTATE

On September 28, 2020, the Company purchased a real estate property at 246 Driftwood Road, Miramar Beach, FL 32550 from its Chief Executive Officer. The Company agreed to a promissory note of $220,000 which was loaned by its Chief Executive Officer for the down payment for the property and assumed a 30 year mortgage in the amount of $880,000 with a 7 year ARM at 5.125%. The Company currently has the property as a vacation rental and collects rental income. The company assumed the mortgage balance of $850,499 on September 20, 2020.

Real Estate at December 31, 2020 and December 31, 2019 consists of:

	December 31 2020	December 31, 2019
Real Estate	$1,041,010	$–
Less accumulated depreciation	(9,682)	–
Property, Plant and Equipment, net	$1,031,328	$–

NOTE 5 – CONVERTIBLE NOTE PAYABLE AND DERIVATIVE LIABILITIES

On September 18, 2015, the Company and Braeden Storm Enterprises, Inc. (“Braeden”) entered into an unsecured convertible notes payable for $210,000 with a conversion price of $0.00001. On May 29, 2019, the Company and Braeden amended the convertible note to include interest accruing at 10% commencing September 18, 2015 and a conversion price of the lower of $0.001 or 50% of the lowest per share market value of the ten (10) trading days immediately preceding the conversion date.

On June 15, 2020, July 7, 2020, July 8, 2020 and December 17, 2020, the Company and Braeden entered into unsecured convertible notes payable for $6,000, $15,000, $15,000 and $15,000, respectively with a conversion price of the lowest bid of the prior 3 trading days.

The total principal due at December 31, 2020 was $51,000 with an unamortized discount of $0 resulting in a balance of $51,000 at December 31, 2020. The Company had conversions of $184,100 in principal and $77,550 in accrued interest into 299,500,000 shares of its common stock during the twelve months ended December 31, 2020. The Company had conversions of $25,900 in principal and $0 in accrued interest into 25,900,000 shares of its common stock during the twelve months ended December 31, 2019. Total principal due at December 31, 2019 is $184,100 with an unamortized discount of $0 with a resulting balance of $184,100.

Due to their being no explicit limit to the number of shares to be delivered upon settlement of the above conversion options embedded in the Convertible Promissory Notes, the options are classified as derivative liabilities and recorded at fair value.

Derivative Liability:

As of December 31, 2020 and 2019, the fair values of the conversion options on the convertible notes were determined to be $51,344 and $1,472,979, respectively using a Black-Scholes option-pricing model. During the twelve months ended December 31, 2020 and 2019, there was a loss on mark-to-market of the conversion options of $434,574 and $1,094,518, respectively. During the twelve months ended December 31, 2020, the gain on derivative liability was

The following table summarizes the derivative liabilities included in the consolidated balance sheet at December 31, 2020 and 2019, respectively:

	December 31 2020	December 31, 2019
Beginning Balance	$1,472,979	$243.387
Gain on change in fair value	(987,061)	2,324,110
Write off due to Conversion	(434,574)	(1,094,518)
Ending Balance	$51,344	$1,472,979

F-22

Pursuant to ASC 815, “Derivatives and Hedging,” the Company recognized the fair value of the embedded conversion feature of all the notes. At December 31, 2020 and 2019, respectively, the initial fair value of the derivative liability was determined using the Black Scholes option pricing model with a quoted market price of $0.0012 to $0.011 and $0.0018 and $0.23, a conversion price of $0.001 and between $0.00065 and $0.001, expected volatility of 120% to 585% and 392% to 1,178%, no expected dividends, an expected term of one year and a risk-free interest rate of 0.0003% to 0.125% .

During the twelve months ended December 31, 2020 and 2019, the Company recorded amortization of debt discount of $0.

NOTE 6– FAIR VALUE OF FINANCIAL INSTRUMENTS

ASC 820, “Fair Value Measurements”, requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist principally of cash, accounts payable and accrued liabilities, and due to related party. Pursuant to ASC 820, the fair value of the Company's cash equivalents is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. The Company believes that the recorded values of all of the other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

The following table sets forth by level with the fair value hierarchy the Company’s financial assets and liabilities measured at fair value on December 31, 2020.

	Level 1	Level 2	Level 3	Total
Assets	$–	$–	$–	$–
Liabilities
Derivative Financial Instruments	$–	$–	$51,344	$51,344

The following table sets forth by level with the fair value hierarchy the Company’s financial assets and liabilities measured at fair value on December 31, 2019.

	Level 1	Level 2	Level 3	Total
Assets	$–	$–	$–	$–
Liabilities
Derivative Financial Instruments	$–	$–	$1,472,979	$1,472,979

F-23

NOTE 7- RELATED PARTIES

As of December 31, 2020, the company owes its current Chief Executive Officer - $371,554 ($44,622 – December 31, 2019) for advances made to the Company.

NOTE 8- EQUITY

At the end of the period represented by this disclosure document, the Company is authorized to issue 25,000,000 shares of $0.001 par value Preferred Stock, of which, 20,000,000 shares of $0.0001 par value convertible Preferred Series A stock are designated and issued. Each share of convertible Preferred Series A Stock is convertible into 10 shares of common stock, has 100 votes, has no dividend rights except as may be declared by the Board of Directors, and has a liquidation preference of $1.00 per share.

The company was authorized to issue 850,000,000 shares of $0.0001 par value common stock.

During the twelve months ended December 31, 2019, the company has issued 25,900,000 new shares for the conversion of $25,900 in principle on convertible debt bringing the total outstanding shares to 70,793,815.

During the twelve months ended December 31, 2020, the company has issued 299,500,000 new shares for the conversion of $261,650 in principle and interest on the convertible debt bringing the total outstanding shares to 370,293,815.

NOTE 9- SUBSEQUENT EVENTS

On May 3, 2021, the Company sold the property at 246 Driftwood Road, Miramar Beach, FL 32550 for $1,400,000.

During the subsequent period from January 1, 2021 to August 31, 2021, the company has issued 313,000,000 new shares for the conversion of $31,300 in accrued interest on the convertible debt.

F-24

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

Masterbeat Corporation

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Masterbeat Corporation ( the “Company”) as of December 31, 2019 and 2018, and the related statements of operations, stockholders’ deficit, and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Matter

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ MaloneBailey, LLP

www.malonebailey.com

We have served as the Company's auditor since 2020.

Houston, Texas

December 29, 2020

F-25

Masterbeat Corporation

Balance Sheet

As of December 31, 2019 & 2018

	As of December 31, 2019	As of December 31, 2018
Current Assets
Cash and cash equivalents	$–	$–
Total current assets	$–	$–

Accounts payable	$450	$–
Due to Related Party	44,622	–
Convertible Debt	184,100	210,000
Derivative Liability	1,472,979	243,387
Accrued Liabilities	92,201	69,041
Total current liabilities	1,794,352	522,428

Shareholders’ Deficit
Preferred Shares, par value $0.0001 per share, 25,000,000 Authorized; 20,000,000 Issued and outstanding as of December 31, 2019; Par value $0.0001 per share, 20,000,000 Authorized, and 20,000,000 Issued and outstanding as of December 31, 2018	2,000	2,000
Common Shares, par value $0.0001 per share, 850,000,000 Authorized; 70,793,815 Issued and outstanding as of December 31, 2019, and Par value $0.0001 Per Share, 80,000,000 Authorized, 44,893,815 Issued and outstanding as of December 31, 2018	7,079	4,489
Additional Paid In Capital	1,176,232	58,404
Accumulated deficit	(2,979,663)	(587,321)
Total Shareholders’ Deficit	(1,794,352)	(522,428)
Total liabilities and shareholders’ Deficit	$–	$–

The accompanying notes are an integral part of these financial statements

F-26

Masterbeat Corporation

Statements of Operations

For the years ended December 31, 2019 & 2018

	Year Ended December 31, 2019	Year Ended December 31, 2018
REVENUES	$–	$–

COST OF SALES	–	–

GROSS PROFIT	–	–

Selling, General and Administrative	39,572	–

LOSS FROM OPERATIONS	(39,572)	–

OTHER INCOME (EXPENSE):

Interest Expense	28,660	21,000
(Gain)/Loss on Derivative Liability	2,324,110	(2,696,614)

TOTAL OTHER INCOME (EXPENSE):	(2,352,770)	2,675,614

NET INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES	(2,392,342)	2,675,614

Provision for income taxes	–	–

NET INCOME (LOSS)	$(2,392,342)	$2,675,614

Weighted-average common shares outstanding - diluted	52,826,966	4,893,815
Income (Loss) per share - basic and diluted	$(0.05)	$0.05

The accompanying notes are an integral part of these financial statements

F-27

Masterbeat Corporation

Statements of Cashflows

For the years ended December 31, 2019 & 2018

	Year Ended December 31, 2019	Year Ended December 31, 2018
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(2,392,342)	$2,675,614
Adjustments to reconcile income/loss to Net cash provided by	–	–
(Gain)/Loss on Derivative Liability	2,324,110	(2,696,614)
Changes in assets and liabilities:
Increase/(decrease) in accounts payable	450	–
Increase/(decrease) in accrued liabilities	23,160	21,000
Net Cash flows from operating activities	(44,622)	–

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from related party advances	44,622	–
Total cash flows from financing activities	44,622	–

Increase in cash and equivalents	–	–
Cash and cash equivalents at beginning of Period	–	–
Cash and cash equivalents at end of Period	$–	$–

Non-cash Transactions
Common stock issued for debt conversion	$25,900	$–
Resolution of derivative liability due to conversion	$1,094,518	$–

The accompanying notes are an integral part of these financial statements

F-28

Masterbeat Corporation

Statement of Stockholders’ Deficit

For the years ended December 31, 2019 & 2018

	Preferred Shares	Preferred	Common Shares	Common	Additional Paid In Capital	Accumulated Deficit	Total
Balance, December 31, 2017	20,000,000	$2,000	44,893,815	$4,489	58,404	$(3,262,935)	$(3,198,042)
Net Income (Loss)	–	–	–	–	–	2,675,614	2,675,614
Balance, December 31, 2018	20,000,000	2,000	44,893,815	4,489	58,404	(587,321)	(522,428)
Conversion of Debt	–	–	25,900,000	2,590	23,310	–	25,900
Resolution of Derivative Liability	–	–	–	–	1,094,518	–	1,094,518
Net Income (Loss)	–	–	–	–	–	(2,392,342)	(2,392,342)
Balance, December 31, 2019	20,000,000	$2,000	70,793,815	$7,079	$1,176,232	$(2,979,663)	$(1,794,352)

The accompanying notes are an integral part of these financial statements

F-29

Masterbeat Corporation

Notes to the Financial Statements

For the years ended December 31, 2019 and 2018

NOTE 1 - NATURE OF BUSINESS

ORGANIZATION

Masterbeat Corporation (“Masterbeat or the “Company”) was incorporated in the state of Delaware on May 17, 2007 as Green Mountain Recovery, Inc. On December 18, 2009, Masterbeat entered into a Share Exchange Agreement with Masterbeat, LLC, formerly a California Limited Liability company, to become Masterbeat Corporation.

On March 6, 2014, the company filed a 15-15D to terminate the Company’s reporting responsibilities with the Securities Exchange Commission. During this time, the majority of the Company’s assets, including subsidiaries, were liquidated and the majority of outstanding liabilities were settled. Starting in March 2014, the Company operated as a business-consulting firm until June 2019. After several changes in management (2014 – 2019), the Company appointed Josh Tannariello as its CEO and sole executive officer, in June 2019.

The Company specializes in hard, tangible asset acquisitions with an intense focus on real estate, precious metals and other tangible assets. The Company started SBQ Holdings, LLC, a Florida limited liability company, to handle its assets operations. The Company believes its progressive approach to an old school model, especially in this market based on fragile earnings multiples and uncertainty, to acquire hard, tangible assets will not only offer long term capital appreciation but also deliver revenues, profits and self-sustainability.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

GOING CONCERN

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. The Company currently has $0 of cash on hand, a stockholders Deficit of $1,794,352 with an accumulated Deficit of $2,979,663 and current period revenues of $0 from property management operations. The Company cannot be certain that it will be successful in its various growth strategies.

These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

USE OF ESTIMATES

The preparation of financial statements in conformity with U.S. general accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

For purposes of the statement of cash flows, cash equivalents include demand deposits, money market funds, and all highly liquid debt instructions with original maturities of six months or less.

F-30

FINANCIAL INSTRUMENTS

The Company’s balance sheet includes certain financial instruments, primarily, cash, accounts receivable, inventory, accounts payable, and debt to related parties. The carrying amounts of current assets and current liabilities approximate their fair value due to the relatively short period of time between the origination of these instruments and their expected realization.

CONCENTRATIONS AND CREDIT RISKS

The Company’s financial instruments that are exposed to concentrations and credit risk primarily consist of its cash, sales and accounts receivable.

Cash - The Company places its cash and cash equivalents with financial institutions of high credit worthiness. At times, its cash and cash equivalents with a particular financial institution may exceed any applicable government insurance limits. The Company’s management plans to assess the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures are limited.

PROPERTY, EQUIPMENT AND LONG-LIVED ASSETS

Property and equipment are recorded at cost. Depreciation is provided over the estimated useful lives of the assets, five years, utilizing the straight method. Maintenance and repairs are expensed as incurred. Expenditures, which significantly increase value or extend useful asset lives are capitalized. When property or equipment is sold or retired, the related costs and accumulated depreciation are removed from the accounts and any gain or loss is recognized. The carrying amount of all long-lived assets is evaluated periodically to determine if adjustment to the depreciation period or the undepreciated balance is warranted. Long-lived assets such as property, equipment and identifiable intangibles are reviewed for impairment whenever facts and circumstances indicate that the carrying value may not be recoverable. When required, impairment losses on assets to be held and used are recognized based on the fair value of the asset.

SHARE-BASED COMPENSATION

ASC 718, Compensation – Stock Compensation, prescribes accounting and reporting standards for all share- based payment transactions in which employee services are acquired. Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized in the period of grant.

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASU No. 2018-07, Improvements to Nonemployee Share-Based Payment Accounting. The amendments specify that Topic 718 applies to all share-based payment transactions in which a grantor acquires goods or services to be used or consumed in a grantor’s own operations by issuing share-based payment awards. The amendments also clarify that Topic 718 does not apply to share-based payments used to effectively provide (1) financing to the issuer or (2) awards granted in conjunction with selling goods or services to customers as part of a contract accounted for under Topic 606, Revenue from Contracts with Customers.

INCOME TAXES

The Company accounts for income taxes under ASC 740, Income Taxes. Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations. Deferred tax assets or liabilities were off-set by a 100% valuation allowance, therefore there has been no recognized benefit as of the release of these financial statements.

F-31

COMMITMENTS AND CONTINGENCIES

The Company follows ASC 450-20, “Loss Contingencies,” to report accounting for contingencies. Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

EARNINGS PER SHARE

Basic EPS is calculated by dividing net income (loss) available to common stockholders by the weighted average number of shares of the Company’s common stock outstanding during the period. Diluted EPS is calculated based on the net income (loss) available to common stockholders and the weighted average number of shares of common stock outstanding during the period, adjusted for the effects of all potential dilutive common stock issuances related to options, warrants, restricted stock units and convertible preferred stock. The dilutive effect of our share-based awards and warrants is computed using the treasury stock method, which assumes all share-based awards and warrants are exercised and the hypothetical proceeds from exercise are used to purchase common stock at the average market price during the period. The incremental shares (i.e., the difference between shares assumed to be issued versus purchased), to the extent they would have been dilutive, are included in the denominator of the diluted EPS calculation. The dilutive effect of our convertible preferred stock is computed using the if-converted method, which assumes conversion at the beginning of the year. However, when a net loss exists, no potential common stock equivalents are included in the computation of the diluted per-share amount because the computation would result in an anti-dilutive per-share amount.

Potentially dilutive securities excluded from the computation of basic and diluted net loss per share for the nine months ended December 31, 2019 and 2018 were as follows:

Convertible debt	$184,100,000	$210,000,000
Total	$184,100,000	$210,000,000

NOTE 3 - INCOME TAXES

Income taxes are provided based upon the liability method. Under this approach, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end. A valuation allowance is recorded against deferred tax assets if management does not believe the Company has met the “more likely than not” standard imposed by accounting standards to allow recognition The Company expected no net deferred tax assets to be recognized, resulting from net operating loss carry forwards. Deferred tax assets were offset by a corresponding allowance of 100%. The Company experienced a change in control subsequent to the balance sheet date and therefor no more than an insignificant portion of this net operating allowance will ever be used against future taxable income.

The cumulative tax effect at the expected rate of 21% of significant items comprising the Company’s net deferred tax amount is as follows:

	December 31 2019	December 31, 2018
Deferred tax asset attributable to:
Net operating loss	$19,000	$4,500
Valuation allowance	(19,000)	(4,500)
Net	$–	$–

F-32

The amount taken into income as deferred tax assets must reflect that portion of the income tax loss carry forwards that is more likely-than-not to be realized from future operations. The Company has chosen to provide an allowance of 100% against all available income tax loss carry forwards, regardless of their time of expiry.

No provision for income taxes has been provided in these financial statements due to the net loss. At December 31, 2019, the Company has net operating loss carry forwards, which expire commencing in 2035, totaling approximately $15,000, the benefit of which has not been recorded in the financial statements.

NOTE 4 – CONVERTIBLE NOTE PAYABLE AND DERIVATIVE LIABILITIES

On September 18, 2015, the Company and Braeden Storm Enterprises, Inc. (“Braeden”) entered into an unsecured convertible notes payable for $210,000 with a conversion price of $0.00001. On May 29, 2019, the Company and Braeden amended the convertible note to include interest accruing at 10% commencing September 18, 2015 and a conversion price of the lower of $0.001 or 50% of the lowest per share market value of the ten (10) trading days immediately preceding the conversion date.

The total principal due at December 31, 2019 was $184,100 with an unamortized discount of $0 resulting in a balance of $184,100 at December 31, 2019. The Company had conversions of $25,900 in principal and $0 in accrued interest during the twelve months ended December 31, 2019. Total principal due at December 31, 2018 is $210,000 with an unamortized discount of $0 with a resulting balance of $210,000.

Due to their being no explicit limit to the number of shares to be delivered upon settlement of the above conversion options embedded in the Convertible Promissory Notes, the options are classified as derivative liabilities and recorded at fair value.

Derivative Liability:

As of December 31, 2019 and 2018, the fair values of the conversion options on the convertible notes were determined to be $1,472,979 and $243,387, respectively using a Black-Scholes option-pricing model. During the twelve months ended December 31, 2019 and 2018, there was a loss on mark-to-market of the conversion options of $1,094,518 and $0, respectively. During the twelve months ended December 31, 2019, the loss on derivative liability was $2,324,110 and during the twelve months ended December 31, 2018, the gain on derivative liability was $2,696,614.

The following table summarizes the derivative liabilities included in the consolidated balance sheet at December 31, 2019 and 2018, respectively:

	December 31 2019	December 31, 2018
Beginning Balance	$243,387	$2,940,001
Gain on change in fair value	2,324,110	(2,696,614)
Write off due to Conversion	(1,094,518)	–
Ending Balance	$1,472,979	$243,387

Pursuant to ASC 815, “Derivatives and Hedging,” the Company recognized the fair value of the embedded conversion feature of all the notes. At December 31, 2019 and 2018, respectively, the initial fair value of the derivative liability was determined using the Black Scholes option pricing model with a quoted market price of $0.0018 to $0.23 and $0.0012 and $0.015, a conversion price of $0.001, expected volatility of 392% to 1,178% and 92% and 918%, no expected dividends, an expected term of one year and a risk-free interest rate of 0.0003% to 0.125% .

During the twelve months ended December 31, 2019 and 2018, the Company recorded amortization of debt discount of $0.

F-33

NOTE 5– FAIR VALUE OF FINANCIAL INSTRUMENTS

ASC 820, “Fair Value Measurements”, requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist principally of cash, accounts payable and accrued liabilities, and due to related party. Pursuant to ASC 820, the fair value of the Company's cash equivalents is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. The Company believes that the recorded values of all of the other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

The following table sets forth by level with the fair value hierarchy the Company’s financial assets and liabilities measured at fair value on December 31, 2019.

	Level 1	Level 2	Level 3	Total
Assets	$–	$–	$–	$–
Liabilities
Derivative Financial Instruments	$–	$–	$1,472,979	$1,472,979

The following table sets forth by level with the fair value hierarchy the Company’s financial assets and liabilities measured at fair value on December 31, 2018.

	Level 1	Level 2	Level 3	Total
Assets	$–	$–	$–	$–
Liabilities
Derivative Financial Instruments	$–	$–	$243,387	$243,387

NOTE 6- RELATED PARTIES

As of December 31, 2019, the company owes its current Chief Executive Officer - $44,622 ($0 – December 31, 2018) for advances made to the Company.

NOTE 7- EQUITY

At the end of the period represented by this disclosure document, the Company is authorized to issue 25,000,000 shares of $0.001 par value Preferred Stock, of which, 20,000,000 shares of $0.0001 par value convertible Preferred Series A stock are designated and issued. Each share of convertible Preferred Series A Stock is convertible into 10 shares of common stock, has 100 votes, has no dividend rights except as may be declared by the Board of Directors, and has a liquidation preference of $1.00 per share.

F-34

During the period the company was authorized to issue 850,000,000 shares of $0.0001 par value common stock.

During the period covered by this information statement the company has issued 25,900,000 new shares for the conversion of $25,900 in principal and interest on convertible debt bringing the total outstanding shares to 70,793,815.

NOTE 8- SUBSEQUENT EVENTS

On January 15, 2020, the Company issued 6,000,000 shares for the conversion of debt and interest in the amount of $6,000.

On February 12, 2020, the Company issued 6,000,000 shares for the conversion of debt and interest in the amount of $6,000.

On February 24, 2020, the Company issued 7,000,000 shares for the conversion of debt and interest in the amount of $7,000.

On March 2, 2020, the Company issued 7,000,000 shares for the conversion of debt and interest in the amount of $7,000.

On April 17, 2020, the Company issued 9,000,000 shares for the conversion of debt and interest in the amount of $9,000.

On April 30, 2020, the Company issued 10,000,000 shares for the conversion of debt and interest in the amount of $10,000.

On May 8, 2020, the Company issued 10,000,000 shares for the conversion of debt and interest in the amount of $10,000.

On May 13, 2020, the Company issued 10,000,000 shares for the conversion of debt and interest in the amount of $10,000.

On June 4, 2020, the Company issued 10,000,000 shares for the conversion of debt and interest in the amount of $10,000.

On June 11, 2020, the Company issued 15,000,000 shares for the conversion of debt and interest in the amount of $9,750.

On June 19, 2020, the Company issued 15,000,000 shares for the conversion of debt and interest in the amount of $9,750.

On June 25, 2020, the Company issued 15,000,000 shares for the conversion of debt and interest in the amount of $12,750.

On July 1, 2020, the Company issued 20,000,000 shares for the conversion of debt and interest in the amount of $17,000.

On July 3, 2020, the Company issued 7,500,000 shares for the conversion of debt and interest in the amount of $7,500.

On July 31, 2020, the Company issued 10,000,000 shares for the conversion of debt and interest in the amount of $10,000.

On August 21, 2020, the Company issued 20,000,000 shares for the conversion of debt and interest in the amount of $20,000.

On October 1, 2020, the Company issued 15,000,000 shares for the conversion of debt and interest in the amount of $15,000.

On October 20, 2020, the Company issued 25,000,000 shares for the conversion of debt and interest in the amount of $25,000.

On November 27, 2020, the Company issued 28,000,000 shares for the conversion of debt and interest in the amount of $22,400.

On December 8, 2020, the Company issued 30,000,000 shares for the conversion of debt and interest in the amount of $22,500.

On December 14, 2020, the Company issued 30,000,000 shares for the conversion of debt and interest in the amount of $24,000.

F-35

PART III—EXHIBITS

Index to Exhibits

Exhibit Number	Exhibit Description

2.1 *	Articles of Incorporation of Green Mountain Recovery Inc., dated May 15, 2007
2.2 *	Certificate of Designation dated June 4, 2019
2.3 *	Certificate of Revival of Charter, dated June 5, 2019
2.4*	Amended Certificate of Amendment dated June 4, 2019
2.5*	Certificate of Amendment dated November 5, 2021
2.6*	By-Laws
3.1*	Specimen Stock Certificate
4.1*	Subscription Agreement
6.1*	Agreement and Plan of Reorganization dated December 18, 2009
6.2*	Employment Agreement of Josh Tannariello, dated June 15, 2019
11.1*	Consent of Donnell Suares (included in Exhibit 12.1)
12.1*	Opinion of Donnell Suares

* Previously filed with the Company’s Form 1-A on December 15, 2021

III-1

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Buford, State of Georgia, on December 29, 2021.

(Exact name of issuer as specified in its charter): Masterbeat Corp.

By (Signature and Title):	/s/ Josh Tannariello
Josh Tannariello Chief Executive Officer (Principal Executive Officer) and Director

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

(Signature):	/s/ Josh Tannariello
Josh Tannariello
(Title):	Chief Executive Officer and Director

(Date):	December 29, 2021

SIGNATURES OF DIRECTORS:

/s/ Josh Tannariello	December 29, 2021
Josh Tannariello	Date

III-2